As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-264834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPYEA, INC.

(Exact name of registrant as specified in its charter)

Nevada	7371	46-1496846
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

APPYEA, INC. 16 Natan Alterman St Gan Yavne, Israel (800) 674-3561 Email: info@appyea.com
Byron Thomas Esq. 3275 S Jones BLVD suite 104 Las Vegas, NV, 89146 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Email:

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Aboudi Legal Group PLLC

745 Fifth Ave

New York, NY 10151

Phone: +972 52-398-3707

Email: david@aboudilegal.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ______, 2022

PRELIMINARY PROSPECTUS

APPYEA, INC.

Offer of up to 25,000,000 shares of common stock offered by the Company and 25,000,000 shares of common stock issuable upon exercise of warrants and 65,178,593 shares offered by Selling Shareholders

We are offering to sell up to 25,000,000 shares of common stock and warrants for an additional 25,000,000 shares of our common stock, exercisable for a one-year period at a per share exercise of $0.36 in a self-underwritten primary offering (the “Offering”). The total proceeds from the Offering will not be escrowed or segregated but will be available to us immediately. Solely for purposes of the Offering, the securities will be bundled into units, where each unit is comprised of one (1) share of our common stock and a warrant for an additional share of our common stock. There is no minimum number of shares of units required to be purchased, and, therefore, investors who purchase shares will bear the risk that the Offering will not be fully subscribed and the Company cannot be assured of raising any minimum amount of proceeds from the Offering. The total proceeds received by the Company may not be sufficient to fully implement its business plan or sustain continued operations. No commission or other compensation related to the sale of the shares will be paid.

This prospectus also relates to the offer and sale of 65,178,593 shares of common stock by the holders identified in this prospectus or their assigns (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”), which includes (i) 3,785,206 shares issuable upon the exercise of warrants (“Warrants”) at an exercise price of $0.1-$0.6 per share (the “Warrant Shares”) and (ii) 40,149,568 shares issuable upon the conversion of promissory notes (the “Conversion Shares”) and (iii) 21,243,819 shares currently held by existing shareholders. The Company will realize no proceeds from sales of common stock by the Selling Shareholders.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at $0.18 per share, which is the fixed price at which the Selling Shareholders may sell their shares until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The primary offering by the Company and the secondary offering by the Selling Shareholders will run concurrently. The offering prices for all shares offered, whether in the primary offering or by the Selling Shareholders shall be $0.18 per share which is the fixed price until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets. The per share price in the primary offering of $0.18 and the per share warrant exercise price of $0.36 has been determined by our board of directors as it believes that such prices reflect the current valuation of our Company.

The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale or other disposition of the shares of common stock covered by this prospectus.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the shares in the Offering for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”).

All costs incurred in the registration of the shares offered pursuant to this prospectus are being borne by the Company.

The Company does not have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the shares in the Offering. If the Company can locate and enter into any such arrangement(s), the shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

The Company will offer the shares in its Offering directly without payment to any officer or director of any commission or compensation for sale of the shares.

Our common stock is quoted on the OTC Pink under the symbol “APYP”. On September 13, 2022, the last reported sale price for our common stock was $0.0653 per share. We intend to apply to have our common stock quoted on the OTCQB-tier of OTC Markets.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED “RISK FACTORS” IN THIS PROSPECTUS BEGINNING ON PAGE 11.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2022

You should rely only on the information contained in this prospectus, and any supplement or amendment to this prospectus. We have not authorized anyone to provide you with additional or different information. We do not take responsibility for, nor can provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Offering and the distribution of this prospectus applicable to that jurisdiction.

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EXPLANATORY NOTE

This Prospectus relates to two separate offerings. The first is a public offering (the “Offering”) of up to 25,000,000 shares of our common stock to be offered and sold directly by the Company at a fixed price of $0.18 per share and warrants for an additional 25,000,000 shares of our common stock, exercisable for a one-year period at a per share exercise of $0.36. The second is an offering by the Selling Shareholders (the “Selling Shareholders Offering”) of an aggregate of 65,178,593 shares of our common stock held by the Selling Shareholders consisting of (i) 3,785,206 shares issuable upon the exercise of warrants (“Warrants”) at exercise prices ranging from $0.1-$0.6 per share (the “Warrant Shares”) and (ii) 40,149,568 shares issuable upon the conversion of promissory notes (the “Conversion Shares”) and (iii) 21,243,819 shares currently held by existing shareholders. Certain sections and disclosure in the prospectus relate specifically to either the Offering or the Selling Shareholders Offering, as indicated in the prospectus.

On March 14, 2022, the Company implemented a reverse stock split in the ratio of 1:200. All figures have been retroactively adjusted to give effect to such stock split.

Investors should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus to be filed with the Securities and Exchange Commission (the “SEC”). The Company has not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” and “our company” refer to AppYea, Inc., a Nevada corporation and its subsidiaries (i) SleepX Ltd. a company formed under the laws of the State of Israel, (ii) Ta-nooma Ltd. a company formed under the laws of the State of Israel, (iii) AppYea Holdings, Inc. a South Dakota corporation, (iv) The Diagnostic Centers Inc. a South Dakota corporation, (v) 1283455 B.C. LTD. a Canadian corporation and (vi) Doorstash delivery INC. a Canadian corporation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” and our financial statements and the accompanying notes to those statements, included elsewhere in this prospectus, before making an investment decision.

Overview

AppYea, Inc. is a digital health company, focused on the development of accurate wearable monitoring solutions to treat sleep apnea and snoring and fundamentally improve quality of life.

Our solutions are based on our proprietary intellectual property portfolio comprised of Artificial Intelligence (AI) and sensing technologies for the tracking, analysis, and diagnosis of vital signs and other physical parameters during sleep time, offering extreme accuracy at affordable cost.

AI is a broad term generally used to describe conditions where a machine mimics “cognitive” functions associated with human intelligence, such as “learning” and “problem solving. Basic AI includes machine learning, where a machine uses algorithms to parse data, learn from it, and then make a determination or prediction about a given phenomenon. The machine is “trained” using large amounts of data and algorithms that provide it with the ability to learn how to perform the task.

The global sleep apnea and snoring market is driven in large part by solutions that can be applied in at home-settings or healthcare settings, as these tools will drive decisions regarding specific treatments and the associated outlays. However, despite advances in medical imaging and other diagnostic tools, misdiagnosis remains a common occurrence. We believe that improved diagnoses and outcomes are achievable through the adoption of AI-based decision support tools.

Our initial focus is on the development of supporting solutions utilizing our proprietary platform. Our current business plan focuses on two principal devices and an App currently in development:

DreamIT – Biofeedback snoring treatment wristband, combined with the SleepX App.

This wristband uses unique algorithms designed by SleepX combined with sensors to monitor physiological parameters during sleep. Based on real time reactions, the wristband will vibrate, when necessary, in order to decrease the snoring and regulate breathing by gently bringing the user to a lighter sleep and thus ceasing the snoring event.

The DreamIT product is currently in testing and calibration stage in preparation for serial manufacturing.

DreamIT PRO – is a wristband for the treatment of sleep apnea using biofeedback in combination with SleepX PRO app. The unique algorithms of SleepX PRO, combined with the wristband sensors, monitor sleep apnea events and additional physiological parameters during sleep, and when necessary, the wristband vibrates according to real time events, in order to decrease and cease sleep apnea events.

The DreamIT PRO product is currently in advanced development stages, following which it would be ready to begin the testing stage in preparation for filing for FDA approval.

SleepX PRO – Is a medical application, available for downloading on a smartphone, and used to monitor breathing patterns in the sleep and identify sleep apnea episodes without direct contact to the user.

The SleepX PRO product is currently awaiting approval from the Helsinki committee to begin clinical trials in Soroka hospital in Israel for final calibration, following which we will file for FDA approval.

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Recent Developments

Funding arrangements

(i) On November 24, 2021, the Company and Leonite Capital LLC (“Leonite”) entered into a securities purchase agreement (“SPA”) pursuant to which Leonite purchased a 8% secured convertible promissory note (the “Note”) in the aggregate principal amount of amount of $588,235,29 (the “Principal Amount”). The Note carries an original issue discount of $88,235.29 (the “OID”), which is included in the principal balance of the Note. Thus, the purchase price of the Note is $500,00 computed as follows: the Principal Amount minus the OID. Leonite remitted to us on November 24, 2021 $110,000, less $10,000 to cover Leonite’s expenses, and remitted the balance of $390,000 on May 9, 2022, advanced upon the filing of this Registration Statement on Form S-1.

Under the terms of the SPA, we issued, as a commitment fee, to Leonite 200,000 shares of our common stock on November 24, 2021 and 300,000 warrants to purchase additional shares of our common stock at a post-split per share exercise price of $0.6. Upon receipt of the balance of the committed amount, we issued to Leonite an additional 200,000 shares of our common stock and 300,000 warrants to purchase additional shares of our common stock at a per share exercise price of $0.6.

The maturity date of the Note is the earlier of 12 months from the date of each advance or the date the Company closes on a registered public offering (the “Maturity Date”). The Note bears interest at the greater of (i) the Prime Rate plus two percent (2%) per annum, or (ii) eight percent (8%) (the “Interest Rate”), which reset daily and shall accrue on a monthly basis and is payable on the first of each month following the date on which the Note was issued. The final payment of the Principal Amount and interest shall be paid by us to the Leonite on the Maturity Date. Leonite is entitled to, from time to time convert all or any amount of the Principal Amount and any accrued but unpaid interest of the Note into Common Stock, at a conversion price (the “Conversion Price”) equal to $0.50 (post-split).

Following an event of default, the Note bears interest rate of 24% per annum with a Conversion Price equal to the lesser of (i) the $0.50; (ii) sixty percent (60%) of the lowest trading price during the twenty one (21) consecutive trading day period immediately preceding the Trading Day that the Company receives a Notice of Conversion, but in any case not lower than $0.04 (on a post split basis).

The outstanding principal amount of the Note is secured by substantially all of the assets of the Company.

Under the terms of the Note, the occurrence of any of the following constitute events of default (each an “Event of Default”): (i) the Company’s failure to pay the principal, principal or other sum when due and such failure continues for three business days after the due date, (ii) the Company’s failure to reserve a sufficient number of shares or issue shares as required under the SPA, (iii) breach of any material covenant or other term or condition of the SPA or any other transaction document in any material respect, (iv) ) the assignment by the Company for the benefit of creditors or application for or consent to the appointment of a receiver or trustee, or such receiver or trustee shall otherwise be appointed, (v) the entry of a monetary judgment or similar process in excess of $100,000 if such judgment remains unvacated for 45 day, (vi) if we are delisted from our current trading market, (vii) cessation of operations or failure to maintain assets to operate our business, (viii) a restatement of our financial statements, (ix) cross defaults or entering into a variable rate transaction, (x) DTC “chill”, (xi) absence of a bid price for three trading days and (xii) the failure of this Registration Statement to be declared effective by September 24, 2022

Under the SPA we agreed that Leonite, while the Note is outstanding, has a right of first refusal on any financing that we may undertake as well as Leonite’s right, through May 24, 2023, to participate in any future financing.

(ii) On August 22, 2021 Evergreen Venture partners LLC, owned by Douglas O. McKinnon, former CEO of the company, agreed to advance to the Company up to $265,000 in tranches under the terms of an 18 month unsecured promissory note. Under the terms of the note, which bears interest at a rate of 8% per annum, the investor can convert the note into shares of common stock at 35% discount to the highest daily trading price over the 10 days’ preceding conversion but in any event not less than $0.1 per share. The note contains standard events of default. As of the December 31, 2021, we were advanced $25,000 under the Note and there are no assurances that can be provided that additional funds will be forthcoming.

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In July 2021, we entered into a convertible loan agreement with a current shareholder for $75,000 with a maturity date of January 29, 2023. The loan is convertible at a price equal to the variable conversion price, which is defined as 65% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date.

In November 2021, we entered into a convertible loan agreement with for $250,000 with a maturity date of May 2023. The loan is convertible at a price equal to the variable conversion price, which is defined as 65% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date.

Reverse Stock Split

On November 8, 2021, the board of directors and shareholders approved a 1 for 200 reverse stock split of our outstanding common stock and preferred stock, to be effected on a certificate by certificate basis with all fractional shares being rounded up to the next whole share. The reverse stock split became effective as of March 14, 2022.

Change of Control:

On July 2, 2021, Boris Molchadsky, a resident of Israel, acquired in a private transaction from Todd Violette, two hundred twenty four thousand nine hundred ninety eight (224,998) Shares of Series A Preferred Stock of AppYea Inc., of Nevada. The Series A Preferred Shares have the right to vote 1,000 to 1 as common shares and convert into 1,500 to 1 of the common shares of AppYea Inc. The acquisition of the Preferred Shares resulted in Boris Molchadsky the majority shareholder, with the company’s voting control.

Risks Associated with Our Business

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus, as well as the other risks described in the section captioned “Risk Factors.”

●	We have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We currently have no product revenues and no products approved for commercial sale, and will need to raise additional capital to operate our business.

●	We will need substantial additional funding to continue our operations, which could result in significant dilution or restrictions on our business activities. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

●	We are heavily dependent on the success of our lead product candidates (which are in various stages of development), which will require significant additional efforts to develop and may prove not to be viable for commercialization.

●	Leonite currently has a security interest on all of our assets, including the shares of SleepX as security for note issued to it in the principal amount of $588,235.29.

●	Failure to successfully validate, develop and obtain commercial sale approval for our DreamIT, SleepX PRO and DreamIT PRO, our current medical devices under development that are designed to regulate sleep cycles and prevent snoring and apnea events, could harm our development strategy and operational results.

●	We will rely on third parties to conduct clinical trials (if needed). If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain commercial sale approval for our product candidates and our business could be substantially harmed.

●	We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

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●	If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●	The patent protection covering some of our product candidates may be dependent on third parties, who may not effectively maintain that protection.

●	If we are not able to attract and retain highly qualified personnel, we may not be able to successfully implement our business strategy.

●	Our share price is expected to be volatile and may be influenced by numerous factors, some of which are beyond our control.

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 11 of this prospectus and includes:

Corporate Information

Our principal executive offices are located at 16 Natan Alterman Street, Gan Yavne, Israel. Our telephone number is (800) 674-3561. Our website address is www.appyea.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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THE OFFERING

Common stock outstanding prior to the Offering (As of September 19, 2022)	220,930,798 shares

Shares of common stock offered by us in the Offering	25,000,000 shares

Offering price for shares sold in the Offering	$0.18

Common stock outstanding after completion of the Offering (assuming all of the shares have been sold and none of the warrants exercised)	245,930,798 shares

Use of proceeds	We intend to use the net proceeds from the Offering after deducting the estimated offering expenses for R&D, working capital and repayment of $588,235 debt. See “Use of Proceeds” on page 29 of this prospectus.

OTC Pink Symbol	Our common stock is presently quoted on the OTC Pink Marketplace under the symbol “APYP.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11.

The number of shares of our common stock that will be outstanding immediately after the Offering is based on 220,930,798 shares of common stock outstanding as of September 19, 2022 and excludes an aggregate of 3,785,206 shares of common stock issuable upon the exercise of warrants and 40,149,568 shares issuable upon conversion of outstanding convertible notes.

SELLING SHAREHOLDERS OFFERING

The Selling Shareholders set forth herein, who are deemed to be statutory underwriters, are offering 65,178,593 of the Company’s common stock, consisting of (i) 6,365,043 shares issued to our founders, officers and directors in consideration for founding the Company and services provided to us; (ii) an aggregate of 5,496,115 shares issued to four shareholders between in privately negotiated transactions at a purchase price per share between $0.0024 and $0.0234; (iii) 40,149,568 shares to be issued upon the conversion of eight outstanding convertible notes; (iv) 3,785,206 shares to be issued upon the exercise of warrants; and (v) 9,382,661 shares issued to five shareholders which converted their convertible notes or received them under a loan agreement. The Company will realize no proceeds from sales by the Selling Shareholders. The registration of the shares of our common stock in the Selling Shareholders Offering does not necessarily mean that any shares of our common stock will be sold by any of the Selling Shareholders, and we cannot predict when or in what amounts any of the Selling Shareholders may sell any of our shares of common stock offered by this prospectus. See the section of this prospectus entitled “Selling Shareholders” for additional information about the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at $0.18 per share, which is the fixed price at which the Selling Shareholders may sell their shares until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Financial Position

We are a development stage medical device company and have a history of significant operating losses; we expect to continue to incur operating losses, and we may never achieve or maintain profitability.

As a development stage company, we do not currently have revenues to generate cash flows to cover operating expenses. Since our inception, we have incurred operating losses in each year due to costs incurred in connection with research and development activities and general and administrative expenses associated with our operations. For the years ended December 31, 2021 and 2020, we incurred net losses of approximately $3,181,000 and $4,000, respectively. As of December 31, 2021, we had an accumulated deficit of $3,205,000.

We expect to incur losses for the foreseeable future as we continue the development of, and seek regulatory clearance and approvals for our DreamIT, SleepX PRO and DreamIT PRO, our current medical devices under development that are designed to regulate sleep cycles and prevent snoring and apnea events and detect them. If we fail to generate revenue and eventually become profitable, or if we are unable to fund our continuing losses, our shareholders could lose all or a substantial part of their investment.

We will need substantial additional funding to complete subsequent phases of our medical devices and to operate our business and such funding may not be available or, if it is available, such financing is likely to substantially dilute our existing shareholders.

The discovery, development, and commercialization of new medical devices and health tech applications, entail significant costs. As we are in early stage of the programing, engineering, electronics, algorithm and mechanical aspects of our prototypes, we still must develop, modify, refine and finalize them. To enable us to accomplish these and other related items and continue to operate our business, we will need to raise substantial additional capital, or enter into strategic partnerships, to enable us to:

●	fund clinical studies and seek regulatory approvals/clearance prior to performing clinical trials;

●	build or access manufacturing and commercialization capabilities;

●	develop, test, and receive regulatory commercial sale approval to market our products;

●	acquire or license additional internal systems and other infrastructure; and

●	hire and support additional management, engineering and scientific personnel.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never achieve, we expect to finance our cash needs primarily through public or private equity offerings, debt financings or through the establishment of possible strategic alliances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are not able to secure additional equity funding when needed, we may have to delay, reduce the scope of, or eliminate one or more of our clinical studies, development programs or future commercialization initiatives.

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In addition, any additional equity funding that we do obtain will dilute the ownership held by our existing security holders. The amount of this dilution may be substantially increased if the trading price of our common stock is lower at the time of any financing. Regardless, the economic dilution to shareholders will be significant if our stock price does not increase significantly, or if the effective price of any sale is below the price paid by a particular shareholder. Any debt financing that we obtain in the future could involve substantial restrictions on activities and creditors could seek a pledge of some or all of our assets. We have not identified potential sources for such financing that we will require, and we do not have commitments from any third parties to provide any future debt financing. If we fail to obtain funding as needed, we may be forced to cease or scale back operations, and our results, financial condition and stock price would be adversely affected.

Our subsidiary, SleepX Ltd. and B.G. Negev Technologies and Applications Ltd., and Mor Research Application Ltd., have entered into a Licensing agreement which if terminated could have adverse effects on our business.

BGN is a company wholly owned by Ben Gurion University of the Negev in Israel and Mor, is the technology transfer arm of the Clalit Health Services, an Israeli non-profit healthcare insurance and service provider. Under the License Agreement, SleepX was granted a worldwide royalty bearing and exclusive license exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years, to certain intellectual property to research, develop, manufacture use, market, distribute, offer for sale and sell sensor and software solutions for monitoring snoring and sleep apnea. In addition to the agreed upon royalty fees to be paid by SleepX to BGN, there is a milestone payment of $60,000 upon the attainment of regulatory approval from applicable authority in the USA or Europe to market and sell the licensed products. As of the date of this prospectus, we have not achieved any of these milestones.

Under the License Agreement, the Licensors are entitled to terminate the License Agreement under certain conditions relating to a material change in the business of our Israeli subsidiary or a breach of any material obligation thereunder or to a bankruptcy event of our Israeli subsidiary. Under certain conditions, our Israeli subsidiary may terminate the License Agreement and return the licensed information to the Licensors.

In the event of an acquisition of all of the issued and outstanding share capital of the Israeli Subsidiary or of the Company and/or consolidation of the Israeli Subsidiary or the Company into or with another corporation (“Non IPO Exit”) or a listing of our common stock on a national exchange such as Nasdaq (the IPO Exit”), then the Licensors shall be entitled to an exit fee equal to 5% of the valuation of our company at the time of such exit and with respect to an IPO Exit, shares of common stock which will reflect in the aggregate 5% of then outstanding common stock of the Company.

Our business derives from such license and in the event of a termination this could have adverse effects on the Company and cause issues in the distribution and marketing of our products.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this prospectus. Our audited financial statements at December 31, 2021 and 2020 and for the years then ended were prepared assuming that we will continue as a going concern.

Primarily as a result of our losses and limited cash balances and cash flows, the report of our independent registered public accounting firm for the fiscal year ended December 31, 2021 contains an explanatory paragraph on our financial statements stating that the Company has not generated sufficient revenues sufficient to cover operating expenses and will need additional capital to service its debt obligations. While the Company raised proceeds of $610,000 during the year ended December 31, 2021 by way of private placement offerings to accredited investors it does not believe its resources will be sufficient to meet its operating and capital needs beyond the third quarter of 2022. The Company expects it will require additional capital to fully implement the scope of its proposed business operations, which raises substantial doubt about its ability to continue as a going concern.  The Company will have to continue to rely on equity and debt financing, and/or continued support from its officers and directors. There can be no assurance that financing, whether debt or equity, will be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on favorable terms. In addition, if the Company is unable to obtain adequate financing due to the continued effect of COVID-19 on the capital markets, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations.

If we are unable to secure additional capital, we may be required to curtail our clinical and research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our clinical and regulatory efforts, which is critical to the realization of our business plan. The accompanying financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment.

We will need substantial additional funding to continue our operations, which could result in significant dilution or restrictions on our business activities. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Our operations have consumed substantial amounts of cash since inception. We expect to need substantial additional funding to pursue the development of our products and launch and commercialize any product candidates for which we receive regulatory approval.

We raised gross proceeds of $0.61 million in 2021 from convertible loan agreements, including $0.11 thousands from Leonite, and in 2022 additional $390 thousands, under our agreements with Leonite. Even after giving effect to these proceeds, we will require additional capital for the further development and commercialization of our three product candidates (which are in various stages of design and development) and may need to raise additional funds sooner if we choose to and are able to expand more rapidly than we currently anticipate. Further, we expect our expenses to increase in connection with our ongoing activities. In addition, if we obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to regulatory requirements, product manufacturing, marketing, sales and distribution.

Furthermore, we expect to incur additional costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

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To date, we have financed our operations through a mix of equity investments from accredited investors, the incurrence of debt, and we expect to continue to utilize such means of financing for the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all.

If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities.

If we raise additional capital through the incurrence of indebtedness, we may become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development or commercialization activities.

If we are unable to raise capital when needed on commercially reasonable terms, we could be forced to delay, reduce or eliminate our research and development for our candidates or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes- Oxley Act, subject to certain exceptions. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. Our management team and Board of Directors will need to devote significant efforts to maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our common stock, which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

If material weaknesses or deficiencies in our internal controls exist and go undetected or unremedied, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our common stock to decline.

Leonite Capital LLC has a security interest on all our assets securing the advances made to us

In connection with the funding transaction we entered into with Leonite Capital LLC in November 2021, between November 2021 and May 9, 2022 Leonite advanced to us a loan $500,000 with an original issue discount of $88,235.29, and the total outstanding principal amount is $588,235.29. We intend to repay Leonite from the proceeds of this offering. If however we are unable to repay Leonite for whatever reason or do not otherwise satisfy the loan, such non-repayment would constitute an event of default under the agreement with Leonite. The agreement also contains other potential events of default, including the non-effectiveness of this registration statement by September 24, 2022. Any event of default can lead to a material adverse effect on our business.

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We currently have a limited executive management group managing the financial controls of the Company.

We have a Chief Financial Officer, Asaf Porat, who is responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon the reporting may make an uninformed investment decision.

Risks Relating to our Present Business and our Present Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which an investor can evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	generate revenues and implement our business plan and growth strategy;
●	attract and retain marketing and commercial sponsors;
●	aggressively counter and respond to actions by our competitors;
●	maintain adequate control of our expenses;
●	attract, retain and motivate qualified personnel;
●	react to member preferences and demands;
●	maintain regulatory compliance; and
●	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Changes in the configuration of the technology underlying our devices and application under development may result in additional costs or delay.

As products are developed through towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and configuration, are altered along the way in an effort to optimize processes and results. Any changes we make carry the risk that they will not achieve the intended objectives. Any of these changes could cause our products under development to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered device. Such changes may also require additional testing, regulatory notification or regulatory approval. This could delay completion of clinical trials, increase costs, delay approval of our future products and jeopardize our ability to commence sales and generate revenue.

The licensors under the licensing agreement between our subsidiary and BGN and Mor, on the other hand, may be terminated by the Licensors upon certain conditions; any such termination will have a material adverse effect on our business.

Our business derives from Licensing Agreement entered into as of March 15, 2020, as subsequently amended, by SleepX Ltd., our Israeli subsidiary, BGN and Mor. BGN is a company wholly owned by Ben Gurion University of the Negev in Israel and Mor, is the technology transfer arm of the Clalit Health Services, an Israeli non-profit healthcare insurance and service provider. Under the License Agreement, our Israeli subsidiary was granted a worldwide royalty bearing and exclusive license exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years, to certain intellectual property to research, develop, manufacture use, market, distribute, offer for sale and sell sensor and software solutions for monitoring snoring and sleep apnea.

Under the terms of the License Agreement, the Licensors are authorized to terminate the License Agreement and the license thereunder under certain conditions, which include any bankruptcy event or if we fail to obtain regulatory approval to market a product by March 2023 or the first commercial sale of any such product has not occurred by March 2025. If the Licensors were to terminate the License Agreement and the license thereunder upon the occurrence of any such event, such development will have a material adverse effect on our business and may result in the cessation of operations by us.

The nature of the technology platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new updates, it could harm our revenues, operating income, and reputation.

The technology platforms developed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality. By enabling such system interoperability, our communications platform both reduces implementation and ongoing costs, and improves overall management efficiencies.

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Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

Security breaches, cyberattacks or other cyber-risks of our IT and production systems could expose us to significant liability and cause our business and reputation to suffer and harm our competitive position.

Our corporate infrastructure stores and processes our sensitive, proprietary and other confidential information (including as related to financial, technology, employees, marketing, sales, etc.) which is used on a daily basis in our operations. In addition to that, our software involves transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data.

High-profile cyberattacks and security breaches have increased in recent years, with the potential for such acts heightened as a result of the number of employees working remotely due to COVID-19. Security industry experts and government officials have warned about the risks of hackers and cyberattacks targeting IT products and enterprise infrastructure. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and often are not recognized until launched against a specific target, we may be unable to anticipate these techniques or to implement adequate preventative measures. As we continue to increase our client base and expand our brand, we may become more of a target for third parties seeking to compromise our security systems and we anticipate that hacking attempts and cyberattacks will increase in the future. We cannot give assurance that we will always be successful in preventing or repelling unauthorized access to our systems. We also may face delays in our ability to identify or otherwise respond to any cybersecurity incident or any other breach. Additionally, we use third-party service providers to provide some services to us that involve the storage or transmission of data, such as SaaS, cloud computing, and internet infrastructure and bandwidth, and they face various cybersecurity threats and also may suffer cybersecurity incidents or other security breaches. Despite our security measures, our IT and infrastructure may be vulnerable to attacks. Threats to IT security can take a variety of forms. Individual and groups of hackers and sophisticated organizations, including state-sponsored organizations or nation-states, continuously undertake attacks that pose threats to our customers and our IT. These actors may use a wide variety of methods, which may include developing and deploying malicious software or exploiting vulnerabilities in hardware, software, or other infrastructure in order to attack our products and services or gain access to our networks, using social engineering techniques to induce our employees, users, partners, or customers to disclose passwords or other sensitive information or take other actions to gain access to our data or our users’ or customers’ data, or acting in a coordinated manner to launch distributed denial of service or other coordinated attacks. Inadequate account security practices may also result in unauthorized access to confidential and/or sensitive data.

Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, theft of intellectual property, theft of internal employee’s PII/PHI information, theft of financial data and financial reports, loss or corruption of customer data and computer hacking attacks or other cyberattacks, could require us to expend significant capital and other resources to alleviate the problem and to improve technologies, may impair our ability to provide services to our customers and protect the privacy of their data, may result in product development delays, may compromise confidential or technical business information, may harm our competitive position, may result in theft or misuse of our intellectual property or other assets and could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities, and we could suffer harm to our reputation and competitive position, and our operating results could be negatively impact our business.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services can change quickly and in ways that we may not anticipate because the market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements, changes in customer requirements and a limited ability to accurately forecast future customer orders. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

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If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We rely on channel partners, such as distribution partners and resellers, to sell licenses and support and maintenance agreements for our software and to perform some of our professional services. Our ability to achieve revenue growth in the future will depend in part on our success in maintaining successful relationships with our channel partners.

Our agreements with our channel partners are generally non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our software and devices, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, including through the provision of professional services for our software, our ability to grow our business, sell our products and maintain our reputation may be adversely affected. Our contracts with our channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. A termination of the agreement has no effect on orders already placed. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition or cash flows could be adversely affected. Finally, even if we are successful, our relationships with channel partners may not result in greater customer usage of our products and professional services or increased revenue.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees or consultants could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

Our limited operating history could delay our growth and result in the loss of your investment.

|Our operating subsidiary was formed in 2019 under the laws of the State of Israel However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their growth stage of development. Such risks include, but are not limited to, dependence on the growth of use of technology and services, complete product development, clinical trials and obtain industry acceptance while responding to competitive developments and attracting, retaining, and motivating qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

Our ability to implement and manage growth strategy is uncertain.

Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources. Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion into different markets, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds for operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

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We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to complete necessary clinical trials, application & product development, and obtain approvals so that we can generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. We are, and will be, heavily dependent on the skill, acumen and services of our key executives. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find qualified replacements. We have not entered into long-term employment agreements with all of our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and our profitability reduced.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell its product candidates internationally by virtue of the global access to its products line and it expects to have customers located in several countries. The Company’s international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

●	New and different legal and regulatory requirements in local jurisdictions;
●	Potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
●	Risk of nationalization of private enterprises by foreign governments;
●	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,
●	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

The Company may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since our products may be available over the Internet in foreign countries and the Company may have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

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For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business relies in large part on granted and pending patents which we own. However, the grant of a patent does not ensure that litigation will not arise where the validity of the patent is challenged or that the patent will not be found by a court to infringe upon patents held by others. Furthermore, any litigation relating to our patent rights is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business and financial condition.

We may not be able to obtain third-party reimbursement or favorable product pricing, which would reduce our ability to operate profitably.

Our ability to successfully commercialize certain of our proposed products may depend to a significant degree on reimbursement of the costs of such products and related services at acceptable levels from government authorities and other organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

It may be difficult to enforce a U.S. judgment against us, our officers and some of our directors and the foreign persons named in this registration statement in the United States or in foreign countries, or to assert U.S. securities laws claims in foreign countries or serve process on our officers and directors and these experts.

While we are incorporated in the State of Nevada, currently two of our directors and executive officers are not residents of the United States, and the foreign persons named in this Annual report on Form 10-K are located outside of the United States. The majority of our assets are located outside the United States. Therefore, it may be difficult for an investor, or any other person or entity, to enforce a U.S. court judgment based upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons in a U.S. or foreign court, or to effect service of process upon these persons in the United States. Additionally, it may be difficult for an investor, or any other person or entity, to assert U.S. securities law claims in original actions instituted in foreign countries. Foreign courts may refuse to hear a claim based on a violation of U.S. securities laws on the grounds that foreign countries are not necessary the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that foreign law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign countries law. There is little binding case law in foreign countries addressing the matters described above.

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We have not adopted various corporate governance measures, and as a result, stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

We intend to rely on third parties to conduct clinical trials (if needed). If these third parties do not meet our deadlines or otherwise conduct the trials as required, our clinical trials programs could be delayed or unsuccessful and we may not be able to obtain regulatory approval for or commercialize our product candidates when expected or at all.

We do not have the ability to conduct all aspects of our clinical trials ourselves. We intend to use Contract Research Organizations (CROs) to conduct clinical trials that we may be required to conduct and will rely upon medical institutions, clinical investigators and CRO’s and consultants to conduct these trials in accordance with our clinical protocols. Our future CROs, investigators and other third parties play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials.

There is no guarantee that any CROs, investigators and other third parties upon which we rely for administration and conduct of clinical trials will devote adequate time and resources to such trials or perform as contractually required. If any of these third parties fail to meet expected deadlines, fail to adhere to our clinical protocols or otherwise perform in a substandard manner, our clinical trials may be extended, delayed, or terminated. If any of these clinical trial sites terminate for any reason, we may experience the loss of follow-up information on patients enrolled in our ongoing clinical trials unless we are able to transfer the care of those patients to another qualified clinical trial site. In addition, principal investigators for any clinical trials we conduct may serve as scientific advisors or consultants to us from time to time and receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be jeopardized.

The Protection from our Future Patents is Uncertain.

We will rely on patents and trade secrets for the protection of our intellectual property. The issuance of a patent by the Patent Office does not ensure that the patent will be upheld if it is challenged in litigation or that the patent will not be found to infringe upon patents validly issued to others. We could be exposed to substantial litigation expense defending their intellectual property as well as liability to others.

Our Products may Become Technologically Obsolete.

The anti-snoring and anti-sleep apnea products market is characterized by extensive research and development activities. New developments are expected to continue at a rapid pace and there can be no assurance that new discoveries will not render our products, processes and devices uneconomical or obsolete. The likelihood of success for our products must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new medical processes, devices and products and their level of acceptance by the medical community.

We may Encounter Liabilities Involving Customers and Third Parties.

The sale of medical devices can result in claims for injury if a product causes harm or fails to perform as promised. Although we have not been subject to any such claim, no assurance can be given that such claims will not be made in the future or that we can obtain any insurance coverage. If we were subject to an uncovered claim, our assets could be greatly reduced. Though we intend to obtain product liability insurance prior to the commercialization of our product, we currently don’t have a policy in place.

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Government Regulations May Result in Costs and Delays.

The development, testing, production and marketing of our future products are subject to regulation by the FDA as devices under 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Additionally, our products may be subject to regulation by similar agencies in other states and foreign countries. While we believe that we have complied with all applicable laws and regulations, continued compliance with such laws or regulations, including any new laws or regulations, might impose additional costs on us which could adversely affect its financial performance and results of operations.

Any product candidates we may advance into clinical trials (assuming the FDA so requires) may be subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize some of our product candidates, all of which can adversely affect our business.

Before we can market a new medical device, such as our proposed Apnea related products, we must first receive clearance under Section 510(k) of the FDA. In the 510(k) clearance process, before a device may be marketed in the US, the FDA must determine that such proposed device or app is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved pre-market approval (“PMA”) and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device.

The 510(k) clearance process can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from three to 12 months, but can last longer. Despite the time, effort and cost, a device may not be cleared by the FDA. Any delay or failure to obtain necessary regulatory clearances could harm our business, including our ability to commercialize our product and our shareholders could lose their entire investment. Furthermore, even if we are granted the required regulatory clearances, such clearances may be subject to significant limitations on the indicated uses for the device, which may limit the market for our product.

As noted, our regulatory approval plan is to obtain 510(K) clearance, however no assurance can be granted that we will so succeed. If the 510(k) clearance is not granted to us, the device testing, clinical trials, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of our product candidates are subject to extensive regulation by the FDA in the United States and by comparable health authorities in foreign markets.

Despite the time and expense invested in clinical trials of product candidates, commercial sale approval from applicable regulatory authority is never guaranteed.

FDA or and other regulatory agency can delay, limit or deny approval of a product candidate for many reasons, including:

●	the FDA or other foreign regulatory authority as applicable may disagree with the design or implementation of our clinical trials;
●	we may be unable to demonstrate to the satisfaction of the FDA that a product candidate is safe and effective for any indication;
●	the FDA may not accept the clinical data from trials which are conducted by individual investigators in countries where the standard of care is potentially different from the United States;
●	the results of clinical trials may not meet the level of statistical significance required by the FDA for clearance;
●	the FDA may disagree with our interpretation of data from the bench testing, or clinical trials;
●	the FDA may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we or our collaborators contract for clinical and commercial supplies; or
●	the approval policies or regulations of the FDA may significantly be changed in a manner rendering our clinical data insufficient for approval.

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In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay approval or clearance of our products or impact our ability to modify our products after clearance on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain clearance for our devices, increase the costs of compliance or restrict our ability to maintain products after clearance. For example, as part of the Food and Drug Administration Safety and Innovation Act, or FDASIA, enacted in 2012, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several “Medical Device Regulatory Improvements” and miscellaneous reforms, which are further intended to clarify and improve medical device regulation both pre- and post-clearance. Some of these proposals and reforms could impose additional regulatory requirements upon us that could delay our ability to obtain new clearance, increase the costs of compliance or restrict our ability to maintain any commercial sale approval we are able to obtain.

With respect to foreign markets, approval procedures vary among countries and can involve additional product testing and administrative review periods. Any delay in obtaining, or an inability to obtain, applicable regulatory approvals would prevent us from commercializing our product candidates.

We may be subject to numerous and varying privacy and security laws, and our failure to comply could result in penalties and reputational damage.

We are subject to laws and regulations covering data privacy and the protection of personal information, including health information. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues which may affect our business. In the U.S., numerous federal and state laws and regulations, including state security breach notification laws, state health information privacy laws, and federal and state consumer protection laws, govern the collection, use, disclosure, and protection of personal information. Each of these laws is subject to varying interpretations by courts and government agencies, creating complex compliance issues for us. If we fail to comply with applicable laws and regulations we could be subject to penalties or sanctions, including criminal penalties if we knowingly obtain or disclose individually identifiable health information from a covered entity in a manner that is not authorized or permitted by the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HIPAA.

Other countries have, or are developing, laws governing the collection, use and transmission of personal information as well. The EU and other jurisdictions have adopted data protection laws and regulations, which impose significant compliance obligations. In the EU, for example, effective May 25, 2018, the GDPR replaced the prior EU Data Protection Directive (95/46) that governed the processing of personal data in the European Union. The GDPR imposes significant obligations on controllers and processors of personal data, including, as compared to the prior directive, higher standards for obtaining consent from individuals to process their personal data, more robust notification requirements to individuals about the processing of their personal data, a strengthened individual data rights regime, mandatory data breach notifications, limitations on the retention of personal data and increased requirements pertaining to health data, and strict rules and restrictions on the transfer of personal data outside of the EU, including to the U.S. The GDPR also imposes additional obligations on, and required contractual provisions to be included in, contracts between companies subject to the GDPR and their third-party processors that relate to the processing of personal data. The GDPR allows EU member states to make additional laws and regulations further limiting the processing of genetic, biometric or health data.

Any failure to comply with the requirements of GDPR and applicable national data protection laws of EU member states, could lead to regulatory enforcement actions and significant administrative and/or financial penalties against us (fines of up to Euro 20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher), and could adversely affect our business, financial condition, cash flows and results of operations.

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If we or our third-party manufacturers fail to comply with the FDA’s Quality System Regulation, or QSR, our manufacturing operations could be interrupted.

In the US, we and our future contract manufacturers are required to comply with the FDA’s QSR requirements which covers the methods and documentation of the design, testing, production, quality control, labeling, packaging, storage shipping and distribution of our products. In other foreign countries ISO 13485 standard is used (but not limited), to show compliance with the design and manufacturing requirements. We and our suppliers are also subject to the regulations of foreign jurisdictions regarding the manufacturing process if we or our distributors market our products abroad. We continue to monitor our quality management in order to improve our overall level of compliance. Our facilities will be subject to periodic and unannounced inspection by U.S. and other foreign regulatory agencies as applicable to audit compliance with the regulations. If our facilities or those of our suppliers are found to be in violation of applicable laws and regulations, or if we or our suppliers fail to take satisfactory corrective action in response to an adverse inspection, the regulatory authority could take enforcement action, including any of the following sanctions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
●	customer notifications or repair, replacement or refunds;
●	operating restrictions or partial suspension or total shutdown of production;
●	recalls, withdrawals, or administrative detention or seizure of our products;
●	refusing or delaying requests for 510(k) marketing clearance applications relating to new products or modified products;
●	withdrawing the product from the market;
●	refusing to provide Certificates for Foreign Government;
●	refusing to grant export approval for our products; or
●	pursuing criminal prosecution.

Any of these sanctions could impair our ability to produce DreamIT or SleepX PRO or DreamIT PRO in a cost-effective and timely manner in order to meet our customers’ demands, and could have a material adverse effect on our reputation, business, results of operations and financial condition. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

We depend on our collaborators to help us develop and test our devices, and our ability to develop and commercialize our devices may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our anti-snoring devices may require that we enter into collaborations with consultants, corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, design prototypes for and value our intellectual property, and market for us any commercial products that result from our collaborations.

With respect to any additional clinical studies for our products which are required by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we rely on clinical investigators and clinical sites, some of which are private practices, and some of which are research university- or government-affiliated, to enroll patients in our Clinical Trials.

However, we may not be able to control the amount and timing of resources that clinical sites and other third parties may devote to our Clinical Trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our Clinical Trials, or if the clinical sites fail to comply adequately with the clinical protocols, we will be unable to complete these trials, which could prevent us from obtaining regulatory approvals for our products or other products developed from our core technology. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated.

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If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain are compromised due to their failure to adhere to our clinical protocols or for other reasons, our Clinical Trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our products or other products developed from our core technology.

In addition to the foregoing, any initial or additional clinical studies for any of our products which are required by the FDA and any Clinical Trials relating to the development of our core technology for other applications may be delayed or halted for numerous other reasons, including, but not limited to, the following:

●	the FDA, an Institutional Review Board (“IRB”) or other regulatory authorities place our clinical trial on hold;
●	patients do not enroll in Clinical Trials at the rate we expect;
●	patient follow-up is not at the rate we expect;
●	IRBs and third-party clinical investigators delay or reject our trial protocol;
●	third-party organizations do not perform data collection and analysis in a timely or accurate manner;
●	regulatory inspections of our Clinical Trials or manufacturing facilities, among other things, require us to undertake corrective action or suspend or terminate our Clinical Trials, or invalidate our Clinical Trials;
●	changes in governmental regulations or administrative actions; and
●	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness.

If our products are approved for reimbursement, we anticipate experiencing significant pressures on pricing.

We may not develop a substantial number of commercialized products.

We are a development stage company and currently expect to have in the near future one commercialized product, the DreamIT. We believe that the patents that we have acquired will allow us to develop additional devices and prove usefulness for other applications. However, while we believe we will achieve the desired clinical results, commercialization of each of our products remains subject to certain significant risks. Our efforts may not lead to commercially successful products for a number of reasons, including:

●	we may not be able to obtain regulatory approvals for our devices, or the approved indication may be narrower than we seek;
●	any of our devices may not prove to be safe and effective in Clinical Trials to the FDA’s satisfaction;
●	physicians may not receive any reimbursement from third-party payers, or the level of reimbursement may be insufficient to support widespread adoption of our devices;
●	we may experience delays in our continuing development program;
●	any products that are approved by regulators may not be accepted in the marketplace by physicians or patients;
●	we may not have adequate financial or other resources to complete the continued development or to commence the commercialization of our devices and we will not have adequate financial or other resources to achieve significant commercialization of our devices;
●	we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and
●	rapid technological change may make our technology and products obsolete.

If we are unable to obtain regulatory approval for or successfully commercialize our products, we will be unable to generate revenue outside of our present approved device, the SofPulse®.

Non-FDA Government Regulation May Affect our Results.

The advertising of our devices will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our devices will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system. These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements in connection with the sale of our products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid. These federal laws include, by way of example, the following:

●	the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;

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●	the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;
●	the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;
●	the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and
●	the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information. These state laws typically impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

Our Clinical Trials could be delayed by factors over which we have little control.

The start or conduct of a clinical trial can be delayed by a number of factors that may include, but are not limited to, government sequestration that could limit the availability of federal grants or delay in the approval and compliance process of where our clinical trial will be conducted. As a result, the purchase of equipment necessary to prepare and optimize the prototype for the clinical trial could be delayed.

The FDA may require additional Clinical Trials and any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

While we are undertaking the Clinical Trials we believe to be compliant with FDA regulations, for new devices. The occurrence of unexpected findings in connection with any initial or subsequent clinical trial required by the FDA may prevent or delay obtaining approval. In addition, subsequent clinical studies would require the expenditure of additional company resources and could be a long and expensive process subject to unexpected delays. Any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

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If any additional products are approved by the FDA, they may be approved only for narrow indications.

Even if approved, our devices may not be approved for the indications that are necessary or desirable for successful commercialization.

If we wish to modify any of our devices after receiving FDA approval, including changes in indications or other modifications that could affect safety and effectiveness, additional approvals could be required from the FDA, we may be required to submit extensive pre-clinical and clinical data, depending on the nature of the changes. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies, could delay the commercialization of our devices and require us to make substantial additional research, development and other expenditures. We may not obtain the necessary regulatory approvals to market our devices in the U.S. or anywhere else. Any delay in, or failure to receive or maintain, approval for our proprietary square wave form device and/or cell-free therapies could prevent us from generating revenue or achieving profitability, and our business, financial condition, and results of operations would be materially adversely affected.

Our reliance on the activities of our non-employee consultants whose activities are not wholly within our control, may lead to delays in development of proposed products or in the development of our business.

We rely extensively upon and have relationships with consultants. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

The outbreak of Corona Virus has negatively impacted our business.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affect the economies and financial markets worldwide, and has adversely affected our business, results of operations and financial condition.

Risks Relating to Our Israel Operations

Our technology development are headquartered in Israel and, therefore, our results may be adversely affected by economic restrictions imposed on, and political and military instability in, Israel.

Our technology development headquarters, which houses substantially all of our research and development team, including engineers, machinists, researchers, and clinical and regulatory personnel as well as the facility of our contract manufacturer and final assembly are located in Israel. Our employees, service providers, directors and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could materially and adversely affect our business, financial condition and results of operations and could make it more difficult for us to raise capital. Although we plan to maintain inventory in the United States and Germany, an extended interruption could materially and adversely affect our business, financial condition and results of operations.

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Recent political uprisings, social unrest and violence in various countries in the Middle East and North Africa, including Israel’s neighbors Egypt and Syria, are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and has raised concerns regarding security in the region and the potential for armed conflict. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Any losses or damages incurred by us could have a material adverse effect on our business. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among parties hostile to Israel in areas that neighbor Israel, such as the Syrian government, Hamas in Gaza and Hezbollah in Lebanon. Any armed conflicts, terrorist activities or political instability in the region could materially and adversely affect our business, financial condition and results of operations.

Our operations and the operations of our contract manufacturer may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be additional military reserve duty call-ups in the future in connection with this conflict or otherwise. Some of our employees, consultants and employees of the manufacturer of our products, are required to perform annual military reserve duty in Israel and may be called to active duty at any time under emergency circumstances. Our operations and the operations of our manufacturer could be disrupted by such call-ups.

Our sales may be adversely affected by boycotts of Israel.

Several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to sell our products.

Risks Related to this Offering and Ownership of Our Common Stock

The primary offering by us and the secondary offering by the Selling Shareholders will run concurrently, which may affect the success of the primary offering.

This prospectus relates to two concurrent offerings, the primary offering by us where we will receive the gross proceeds of subscription for units of our common stock and the secondary offering by the Selling Shareholders where we will not receive any of the proceeds of sales of share by the Selling Shareholders. The concurrent nature of the offerings may adversely affect the primary offering by the Company which would reduce, or possibly eliminate, any of the proceeds that we may receive.

The recent reverse stock split has not result in a proportional increase in the per share price of our common stock.

The effect of the reverse stock split we implemented in March 2022 on the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that the prices for shares of the common stock after the reverse stock split will increase proportionately to prices for shares of our common stock immediately before the reverse stock split. The market price of our common stock may also be affected by other factors which may be unrelated to the reverse stock split or the number of shares outstanding.

Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock. Accordingly, our total market capitalization after the reverse stock split may be lower than the market capitalization before the reverse stock split.

Our CEO may exert significant influence over its affairs, including the outcome of matters requiring stockholder approval.

Our CEO and Chairman owns, in the aggregate, beneficially own approximately 74% of our outstanding common stock as of the date of this filing. As a result, he will have the ability, acting together, to control the election of the Company’s directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of the Company, (ii) a sale of all or substantially all of its assets, and (iii) amendments to its certificate of incorporation. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to the Company’s other stockholders and be disadvantageous to the Company’s stockholders with interests different from those individuals. Certain of these individuals also have significant control over the Company’s business, policies and affairs as officers or directors of the Company. Therefore, you should not invest in reliance on your ability to have any control over the Company.

We may allocate the net proceeds from the Offering in ways which differ from our estimates based on our current plans and assumptions.

The allocation of net proceeds of the Offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and any future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated from operations, if any, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this Offering for other purposes. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our allocation of net proceeds decisions.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, which research and reports are not and would not be subject to our control. We currently do not have and may never obtain research coverage by securities analysts, and industry analysts that currently cover us may cease to do so. If no securities analysts commence coverage of our company, or if industry analysts cease coverage of our company, the trading price for our stock could be materially and adversely impacted. In the event we obtain securities analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price may be materially and adversely impacted. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price per share of our common stock and warrants will be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of 25,000,000 shares of our common stock in this offering, at the assumed fixed public offering price of $0.18 per share, and after deducting the estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $0.16795 per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

A decline in the price of our common stock could affect our ability to raise any required working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise any required capital for our operations. Because we intend to fund the Company in the future primarily through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future may have a material adverse effect upon our business plan and operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this offering circular we have shares of common stock outstanding. shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

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“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipts for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

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Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We Have Paid No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock. Our CEO has, by virtue of his preferred stock ownership, voting control over all matters.

We are authorized to issue 500,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have 300,000 shares of Convertible Preferred Stock outstanding, the majority of which is held by our CEO, chairman and our previous CEO. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Management will have substantial discretion over the use of the proceeds of this Offering and may not choose to use it effectively.

We plan to use the proceeds from this Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

Article XI of our Amended and Restated Articles of Incorporation designates the Eighth Judicial District Court of Clark County, Nevada as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, and therefore may limit our shareholders’ ability to choose a forum for disputes with us or our directors, officers, employees, or agents.

Article XI of our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s amended and restated articles of incorporation or Amended and Restated Bylaws (as either might be amended from time to time), or (d) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine. This exclusive forum provision is not be applicable to any action brought under the Securities Act of 1933, as amended or The Securities Exchange Act of 1934, as amended

We believe the choice-of-forum provision in our and Restated Articles of Incorporation provide for the orderly, efficient, and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our Second Amended and Restated Articles of Incorporation provide are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

The elimination of personal liability of our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws eliminate to the furthest extent permitted under Nevada law the personal liability of our directors and officers to us, our stockholders and creditors for damages as a result of any act or failure to act in his or her capacity as a director or officer. Furthermore, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and individual indemnification agreements that we have entered with each of our directors and officers provide that we are obligated to indemnify, subject to certain exceptions, each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for such damages, even if such actions might otherwise benefit our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from industry research, publications, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates.

USE OF PROCEEDS

If we sell all the 25,000,000 shares offered in the primary offering, we estimate the net proceeds to us from this Offering will be approximately $4,500,000, based on an initial offering price of $0.18 per share, after deducting estimated offering expenses of $400,000 payable by us. In the event that all warrants issued in the Offering are exercised at a per share exercise price of $0.36, the company will receive additional $9,000,000.

We intend to use the net proceeds from the Offering after deducting the estimated offering expenses and repayment of Leonite of $588,235.29, $772,588 for sales and marketing activities, $1,018,412 for R&D activities and $1,720,764 for working capital and general corporate purposes. Additionally, proceeds will be used for paying other general and administrative expenses associated with the Offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses.

The repayment to Leonite is of an 8% secured convertible promissory note in the aggregate principal amount of $588,235.29, with a paid monthly interest. This note is divided in two tranches, the first is of $129,412 with a maturity date on November 24, 2022, and the second is of $458,824 with a maturity date on May 9, 2023. The funds were used for ongoing working capital, including payments for services provided by our accountants, auditors, and additional service providers. In addition, we continued the development of our app.

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The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% if all the Common Shares in this Offering are sold for maximum aggregate gross proceeds to us of $4,500,000, after deducting estimated placement agent fees, partial debt repayment and offering expenses payable by us.

% of Full Amount Raised.	25%	50%	75%	100%
Amount Raised	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Offering Expenses	$163,750	$242,500	$321,250	$400,000
Debt Repayment	$588,235	$588,235	$588,235	$588,235
Sales and Marketing	$82,063	$312,238	$542,413	$772,588
General and Administrative	$111,904	$425,779	$739,654	$1,053,529
Research and Development	0	0	$714,999	$1,018,412
General Working Capital	$179,047	$681,247	$468,448	$667,235

We will not receive any proceeds from the sale of common stock by the selling shareholders. However, if the selling shareholders exercise all of their warrants, we shall receive $387,942.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Any funds we raise in this offering will be immediately available for our use and will not be returned to investors. We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.

In the event that the raise is substantially less than the maximum proceeds (less than 50%), we shall focus our efforts and funds on the sale of the DreamIT product, by redirecting budget set for R&D to working capital to fulfil wristband orders, until we either become profitable or raise additional funds as required.

MARKET PRICE AND DIVIDENDS

Market Information

Our shares of our common stock are quoted on the OTC Pink market under the symbol “APYP.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our common stock on the OTC Pink market on September 19, 2022, was $0.0653.

Holders

On September 19, 2022 there were approximately 59 shareholders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

The transfer agent of our common stock is VStock Transfer, LLC, 18 Lafayette Street, Woodmere, NY, 11598. Their telephone number is (212) 828-8436.

Dividends

The Company has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the board of directors and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this Offering.

The net tangible book value (deficit) of our common stock as of June 30, 2022 was approximately $(2,005,000), or approximately $(0.00908) per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of common stock outstanding as of June 30, 2022.

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After giving effect to the sale of 25,000,000 Shares in this offering at the offering price of $0.18 per Share, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $2,495,000 or approximately $0.01015 per share. This represents an immediate increase in net tangible book value of approximately $0.01924 per share to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $0.16985 per share to purchasers of units in this offering, as illustrated by the following table:

Public offering price per Share	$0.18
Consolidated net tangible book value per Common Share	$0.00908
Increase in consolidated net tangible book value per Common Share	$0.01924
As adjusted consolidated net tangible book value per Common Share	$0.01015
Dilution per Common Share to new investors participating in this offering	$0.16985

In the event that the raise is substantially less than the maximum proceeds (less than 50%), we shall focus our efforts and funds on the sale of the DreamIT product, by redirecting budget set for R&D to working capital to fulfil Wristband orders, until we either become profitable or raise additional funds as required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes herein. The financial statements fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus.

Cautionary Notice Regarding Forward Looking Statements

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in prior filings, in press releases and in other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Use of estimates

The accompanying Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Significant estimates include our ability to continue as going concern, the recoverability of long-lived assets, the recoverability of amounts due from related parties, the valuation of stock-based compensation and certain debt and derivative liabilities, recognition of loss contingencies and deferred tax valuation allowances. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which would be recorded in the period in which they become known.

Financial statements in United States dollars

The functional currency of the Company is the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The Company’s transactions and balances denominated in U.S. dollars are present at their original amounts. Non-dollar transactions and balances have been re-measure to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations and are included in the Financial Expenses – net line item. The exchange rate of the US Dollar to the Israeli Shekel was 3.1760 and 3.3340 as of December 31, 2022 and 2021, respectively.

Cash and Cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash when originally purchased with maturities of three months or less.

Property, plant and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at a 33% annual rates.

Severance pay

Certain of the Company’s employees have subscribed to Section 14 of Israel’s Severance Pay Law, 5723-1963 (“Section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 release the Company from any future severance liabilities (under the above Israeli Severance Pay Law) in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 is recorded on the Company’s balance sheet.

Other Intangible Assets

Identifiable intangible assets are stated at cost, net of accumulated amortization. Patents are being amortized on the straight-line method over useful lives.

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Derivative Financial Instruments

Management evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option based simple derivative financial instruments, the Company uses an option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair value of financial instruments

As defined in ASC 820 “Fair Value Measurements” (“ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The following table summarizes fair value measurements by level at June 30, 2022 measured at fair value on a recurring basis:

June 30, 2022	Level 1	Level 2	Level 3	Total
	In U.S. dollars
Assets
None	-	-	-	-

Liabilities
Convertible Loans	-	-	1,381,000	1,381,000
Warrants		29,358	101,531	131,000

Concentrations of credit risk

The financial instruments include cash, accounts receivable, accounts payable, accrued expenses, loans payable, due to officers and derivative financial instruments. Balances in various cash accounts may at times exceed federally insured limits. We have not experienced any losses in such accounts. Cash and cash equivalents are invested in major banks in Israel and United States. Generally, these deposits may be redeemed upon demand and therefore, management believes there is minimal risk. Other than certain warrant and convertible instruments (derivative financial instruments)., we believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand. Our derivative financial instruments are carried at a measured fair value. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

Convertible Debt

For convertible debt that does not contain an embedded derivative that requires bifurcation, the conversion feature is evaluated to determine if the rate of conversion is below market value and should be categorized as a beneficial conversion feature (“BCF”). A BCF related to debt is recorded by the Company as a debt discount and with the offset recorded to equity. The related convertible debt is recorded net of the discount for the BCF. The discount is amortized as additional interest expense over the term of the debt with the resulting debt discount being accreted over the term of the note.

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The Fair Value Measurement Option

We have elected the fair value measurement option for convertible debt with embedded derivatives that require bifurcation, and record the entire hybrid financing instrument at fair value under the guidance of ASC 815, Derivatives and Hedging (“ASC 815”). The Company reports interest expense, including accrued interest, related to this convertible debt under the fair value option, within the change in fair value of convertible notes and derivatives in the accompanying consolidated statement of operations.

Research and development costs

Research and development consist of costs incurred in the process of developing product improvements or new products, and are expensed to the statement of operations as incurred. As of now the company does not capitalize any of its research and development costs.

General and administrative expenses

General and administrative expenses consists of all corporate overhead costs incurred by the Company.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”). ASC 718, which requires that the cost resulting from all share-based transactions be recorded in the financial statements over the respective service periods. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Company utilizes the straight-line method allocating the cost over the service period.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, “Accounting for Income Taxes” (“ASC 740”), using the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and the tax basis for assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company accounts for uncertain tax provisions in accordance with ASC 740-10-05, “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Basic and Diluted Net Income (Loss) per Share:

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and

Convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS includes all dilutive potential common shares if their effect is anti-dilutive. For the period ending June 30, 2022 and 2021, there were 684,237,028 and 463,445,997 shares, respectively, of convertible preferred stock outstanding and conversion privileges attached to convertible promissory notes payable. The common share equivalents of these securities have been included in the calculations of loss per share because such inclusions would have an antidilutive effect as the Company has incurred losses during the period ending June 30, 2022 and 2021.

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Recently Issued Accounting Pronouncements

On January 1, 2021, the Company adopted ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The adoption of ASU 2019-12 did not have a material effect on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock, and enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance on the basis of feedback from financial statement users. ASU 2020-06 is effective for fiscal years, and interim periods in those fiscal years, beginning after December 15, 2023 (effective January 1, 2024) for smaller reporting companies. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326),” referred to herein as ASU 2016-13, which significantly changes how entities will account for credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. ASU 2016-13 replaces the existing incurred loss model with an expected credit loss model that requires entities to estimate an expected lifetime credit loss on most financial assets and certain other instruments. Under ASU 2016-13 credit impairment is recognized as an allowance for credit losses, rather than as a direct write-down of the amortized cost basis of a financial asset. The impairment allowance is a valuation account deducted from the amortized cost basis of financial assets to present the net amount expected to be collected on the financial asset. Once the new pronouncement is adopted by the Company, the allowance for credit losses must be adjusted for management’s current estimate at each reporting date. The new guidance provides no threshold for recognition of impairment allowance. Therefore, entities must also measure expected credit losses on assets that have a low risk of loss. For instance, trade receivables that are either current or not yet due may not require an allowance reserve under currently generally accepted accounting principles, but under the new standard, the Company will have to estimate an allowance for expected credit losses on trade receivables under ASU 2016-13. ASU 2016-13 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2022for smaller reporting companies. Early adoption is permitted. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying consolidated financial statements.

Key Financial Terms and Metrics

The following discussion summarizes the key factors our management believes are necessary for an understanding of our consolidated financial statements.

Revenues

We have not generated any revenues from product sales to date.

Research and Development Expenses

The process of researching and developing our product candidates is lengthy, unpredictable, and subject to many risks. We expect to continue incurring substantial expenses for the next several years as we continue to develop our product candidates. We are unable, with any certainty, to estimate either the costs or the timelines in which those expenses will be incurred. The design and development of our devices will consume a large proportion of our current, as well as projected, resources.

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Our research and development costs include costs are comprised of:

● internal recurring costs, such as personnel-related costs (salaries, employee benefits, equity compensation and other costs), materials and supplies, facilities and maintenance costs attributable to research and development functions; and

● fees paid to external parties who provide us with contract services, such as programing, preclinical testing, manufacturing and related testing and clinical trial activities.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive, administrative and other support staff. Other significant general and administrative expenses include the costs associated with professional fees for accounting, auditing, insurance costs, consulting and legal services, along with facility and maintenance costs attributable to general and administrative functions.

Financial Expenses

Financial expenses consist primarily impact of exchange rate derived from re-measurement of monetary balance sheet items denominated in non-dollar currencies. Other financial expenses include bank’s fees and interest on long term loans. Financial income derives mainly from change in derivative value of convertible loans.

Results of Operations for the Three and Six Months Ended June 30, 2022 Compared to The Three and Six Months Ended June 30, 2021

Summary of Results of Operations

	For the three months period ended June 30		For the six months period ended June 30
	2022	2021	2022	2021
Operating Expenses
Research and development	17,000	6,000	42,000	66,000
General and administrative	632,000	7,000	1,079,000	30,000
Financial expenses	30,000	-	46,000	1,000

Net Loss	(807,000)	(13,000)	(55,000)	(98,000)

Revenues. We have not recorded any revenues to date.

Research and Development Expenses, Research and development expenses increased from $6,000 during the three months ended June 30, 2021 to $17,000 for the three months ended June 30, 2022. The increase is primarily attributable to completion of intellectual property and development of our products. Research and development expenses decreased from $66,000 during the six months ended June 30, 2021 to $42,000 for the six months ended June 30, 2022. The decrease in the six month periods resulted primarily from the completion of intellectual property and development of our products.

General and Administrative Expenses. General and administrative expenses increased from $7,000 and $30,000 for the three and six months ended June 30, 2021 to $632,000 and $1,079,000 for the corresponding periods in 2022. The increase is primarily due to salary and professional services expenses, of which $487,000 were non-cash stock based non-cash compensation expenses to the company’s Chief Financial Officer.

Loss. Loss for the three months and six months ended June 30, 2022 was $807,000 and $55,000_and is primarily attributable to non-cash stock based compensation expenses.

Results of Operations Year Ended December 31, 2021 Compared to The Year Ended December 31, 2020

Summary of Results of Operations

	Year Ended
	December 31, 2021	December 31, 2020
Operating Expenses
Research and Development	$81,000	$0
General and Administrative	$632,000	$2,000
Financing expenses	$6,000	$1,000

Loss	$3,181,000	$4,000

Revenues. We have not recorded any revenues to date.

Research and Development Expenses, Research and development expenses increased from $0 to $81,000 during the years 2020 and 2021 respectively. The increase in research and development expenses is primarily related to investment in new intellectual property and development of our products.

General and Administrative Expenses. General and administrative expenses increased from $2,000 to $632,000. The increase primarily due to salary and professional services expenses, of which $485,096 were stock based compensation expenses to the company’s Chief Financial Officer.

Loss. Loss for the year ended December 31, 2021 was $3,181,000 and is primarily attributable to Reverse merger cost of $2,457,000.

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Liquidity and Capital Resources

From inception and through the date of the Acquisition, we have funded our operations from a combination of loans and sales of equity instruments.

As of June 30, 2022, we had a total of $189,000 in cash resources and approximately $2,355,000 of liabilities, consisting of $2,355,000 of current liabilities from financing.

On May 9, 2022, we received from Leonite the balance of the $390,000 under our agreement with them.

The company has experienced operating losses since its inception and had a total accumulated deficit of $3,260,000 as of June 30, 2022. The company expects to incur additional costs and require additional capital. We have incurred losses in nearly every year since inception. These losses have resulted in significant cash used in operations. During the fiscal quarters ended June 30, 2022 and 2021, our cash used in operations was approximately $275,000 and $9,000, respectively. We need to continue and amplify our research and development efforts for our product candidates (which are in various stages of development), strengthen our patent portfolio, establish operations processes and pursue FDA clearance and international regulatory approvals as we continue to conduct these activities, we expect the cash needed to fund operations to increase significantly over the next several years.

We need to raise additional operating capital in order to realize our business plan. Management believes that funds on hand, will enable us to fund our operations and capital expenditure requirements through October, 2022.

Our accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these consolidated financial statements. However, the Company has incurred substantial losses. Our current liabilities exceed our current assets and available cash is not sufficient to fund the expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights, future revenue streams, or product candidates or to grant licenses on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

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Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We have a stockholders’ deficit of $1,869,000 and a working capital deficit of $2,007,000 at June 30, 2022 as well as negative operating cash flows. Our report from our independent registered public accounting firm for the quarter ended June 30, 2022 includes an explanatory paragraph stating the Company has recurring losses and limited operations which raise substantial doubt about its ability to continue as a going concern. If the Company is unable to obtain adequate capital, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Overview

AppYea, through SleepX, is an innovative digital health company that has integrated the design, patent, and production of sensor monitoring and software solutions for snoring and sleep apnea. We have developed several prominent and affordable products. Our unique algorithms monitor physiological data such as pulse, breathing rate, and movements, during sleep. Our products identify different stages of sleep, in order to perform real-time treatment according to the user’s condition.

Our initial focus is on the development of diagnostic supporting solutions utilizing our proprietary platform for the detection of snoring and sleep apnea. Our current business plan focuses on the four principal devices currently in development:

1.	DreamIT - a wristband that includes several sensors and interfaces with the SleepX APP for treating snoring using adaptive vibration according to the user’s sleep phase and adjusting the treatment to his reactions in real time.

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2.	SleepX PRO - a smartphone app that uses unique algorithms to monitor breathing and detects incidents of sleep apnea in real time.
4.	DreamIT PRO – A wristband to be worn at night that includes several sensors and interfaces with the SleepX PRO app for the treatment of sleep apnea through adaptive vibration depending on the user’s sleep phase and adjusting the treatment to his reactions in real time.

Snoring is a general disorder caused due to repetitive collapsing and narrowing of the upper airway. Individuals with snoring problems are at increased risk of accidental injury, depression and anxiety, heart disease and stroke. Currently available treatments include surgical and non-surgical devices.

According to Fior Markets, a market intelligence company, the Global Anti-Snoring Treatment Market is expected to grow from USD 4.3 billion in 2020 to USD 8.6 billion by 2028, with a 9.07% CAGR between 2021 and 2028. While North America had the largest market share of 28.12% in 2020, Asia-Pacific region is witnessing significant growth due to the increasing prevalence of obesity and sedentary lifestyles in emerging economies.

Currently available anti-snoring devices consist mainly of oral appliances that are recommended for use by patients suffering of snoring or obstructive sleep apnea. These appliances are put before sleep and have a simple function of pushing either the lower jaw or the tongue forward. This keeps the epiglottis parted from the uvula and prevents the snoring sound created by the vibration of soft tissues of palate.

Sleep apnea is a severe sleep condition in which individuals frequently stop breathing in their sleeping, this leads to insufficient oxygen supply to the brain and the rest of the body which, in turn may lead to critical problems. There are three main types of apnea: (i) Obstructive Sleep Apnea (“OSA”), the most common form caused by the throat muscles relaxing during sleep; (ii) Central sleep apnea, which occurs when the brain doesn’t send the proper signals to the muscles that control the breathing; and (iii) complex sleep apnea syndrome, which occurs when an individual suffers from both OSA and central sleep apnea. While OSA is a common disorder in the elderly population, affecting approximately 13 to 32% of people aged over 65, sleep apnea can occur at any age and affects approximately 25% of men and nearly 10% of women.

In 2020, North America dominated the sleep apnea device market, as it accounted for 49% of the revenue, the global market size was valued at USD 3.7 billion and is expected to expand by 6.2% CAGR, according to a report by Grand View Research Inc., reaching USD 6.1 billion by 2028.

To address the problems caused by snoring and sleep apnea, we are developing a proprietary, user-friendly, non-invasive and real-time monitoring system, combined with AI based capabilities for detecting and correcting snoring. Our products range from smartphone applications to nightwear wristband, all monitoring the user’s breathing to detect snoring or sleep apnea in real time, gently bringing the user into a lighter sleep to help regulate the breathing.

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Our Strategy

We plan to debut the marketing of the SleepX app and the first DreamIT product in fourth quarter of 2022. Concurrently, we plan to undergo an FDA process for SleepX PRO for the diagnosis of non-contact sleep apnea and DreamIT PRO for the treatment of sleep apnea.

Our goal over the next five years is to establish our technology and related products as the gold standard for the targeted sectors. The key elements of our strategy are as follows:

Develop and expand a balanced and diverse pipeline of products and product candidates. Our core platform technologies will include innovative anti-snoring and sleep apnea related devices and product candidates in various development and clinical stages. We plan to add products and product candidates to our pipeline by expanding our technologies being developed to additional indications and through investing in new technologies, products and product candidates. By maintaining this multi-product approach, we aim to provide a broad and comprehensive product offering, which we believe will result in multiple value inflection events, reduced risks to our potentially business associated with a particular product or product candidate and increased return on investment. Furthermore, product candidates that we develop may create attractive collaboration opportunities with diagnostics, medical devices and medical supplies companies.

Maintain a global, diverse network of specialists to accelerate knowledge synergies and innovation. We will utilize a global network of specialists to identify large and growing patient populations with significant unmet needs, evaluate and prioritize potential technologies, assist in designing development plans and diagnostic protocols and determine potential indications of our platform technologies to our target patient populations in various territories. We believe that maintaining this diverse network of specialists and industry specialists will allow us to continue to maximize knowledge and cost synergies, utilize shared commercial infrastructure across products, reduce risks of development and commercialization delays to our overall business and leverage our current and future platform technologies and technologies for additional products and product candidates.

Establish distribution channels to maximize the commercial potential of our products. We plan to seek out collaborative arrangement with major healthcare providers and consumer specialists to facilitate market adoption of our product candidates. We believe that such institutions are well positioned to directly benefit from improvements in accurate diagnosis and reduction of cost of care associated with the use of our product candidates. We also believe that the marginal cost of our product candidates compared to potential savings will make it economical for healthcare institutions to adopt our products regardless of whether or not additional costs of purchase of these products will be covered by third-party payors, such as government health care programs and commercial insurance companies. Through cooperation with healthcare providers, we aim to develop and prove an economic model beneficial to them. In parallel, we intend selling directly, through our website and other online webstores worldwide. Thereafter, we plan to engage with private insurance plans to develop reimbursement programs encouraging the use of our product candidates. We expect that adoption rates of our product candidates will increase if hospitals and other medical institutions are compensated, in full or in part, for additional costs incurred when purchasing our products.

We intend to establish a logistical distribution facility in the US and Israel.

The License Agreement

Our business derives from a licensing agreement entered into as of March 15, 2020, as subsequently amended (the “License Agreement”), by SleepX Ltd., our Israeli subsidiary, B.G. Negev Technologies and Applications Ltd., a company formed under the laws of the State of Israel (“BGN”) and Mor Research Application Ltd. a company formed under the laws of Israel (“Mor”; together with BGN, the Licensors”). BGN is a company wholly owned by Ben Gurion University of the Negev in Israel and Mor, is the technology transfer arm of the Clalit Health Services, an Israeli non-profit healthcare insurance and service provider. Under the License Agreement, our Israeli subsidiary was granted a worldwide royalty bearing and exclusive license exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years, to certain intellectual property to research, develop, manufacture use, market, distribute, offer for sale and sell sensor and software solutions for monitoring snoring and sleep apnea.

On May 1. 2022, our Israeli subsidiary and the Licensors entered into an amendment to the License Agreement (the “Amended License Agreement”) to include under the license certain sleep apnea treatment solutions that by combining speech descriptors from three separate and distinct speech signal domains, these speech descriptors may provide the ability to estimate the severity of sleep apnea using statistical learning and speech analysis approaches.

As consideration for the licenses above, our Israeli subsidiary has agreed to pay the following to the Licensors:

(i)	A royalty of 3.0% of net sales received from the licensed products for a period of up to 15 years from initiation of sales in each state using licensed intellectual property;

(ii)	25% of sublicense fees received prior to attainment of all regulatory approval for marketing and sale of the licensed products in the first jurisdiction where the licensed products are intended to be sold; thereafter, 15% of sublicense fees received after the date regulatory approval, but prior to the first commercial sale of the licensed products; and 10% of sublicense fees received after the first commercial sale;

(iii)	An annual license fee, commencing on fifth anniversary of the License Agreement (i.e., March 2025) of $20,000, and thereafter on each anniversary date as follows

Year	Amount ($)
6	$40,000
7	$60,000
8	$80,000
9-15	$100,000.

The Annual Fee is non-refundable, but it shall be credited each year due, against the royalty noted above, to the extent that such are payable, during that year.

(iv)	Milestone payment of $60,000 upon the attainment of regulatory approval from applicable authority in USA or Europe to market and sell the licensed products

As of the date of this prospectus, we have not achieved any of these milestones.

Under the License Agreement, the Licensors are entitled to terminate the License Agreement under certain conditions relating to a material change in the business of our Israeli subsidiary or a breach of any material obligation thereunder or to a bankruptcy event of our Israeli subsidiary. Under certain conditions, our Israeli subsidiary may terminate the License Agreement and return the licensed information to the Licensors.

In the event of an acquisition of all of the issued and outstanding share capital of the Israeli Subsidiary or of the Company and/or consolidation of the Israeli Subsidiary or the Company into or with another corporation (“Non IPO Exit”) or a listing of our common stock on a national exchange such as Nasdaq (the IPO Exit”), then the Licensors shall be entitled to an exit fee equal to 5% of the valuation of our company at the time of such exit and with respect to an IPO Exit, shares of common stock which will reflect in the aggregate 5% of then outstanding common stock of the Company.

R&D and New Product Development

We believe our strong research and development capabilities are one of our principal competitive strengths. Our R&D activities are conducted at our subsidiary’s facility in Israel. Our team of employees and sub-contractors is comprised of current and future dedicated research and development employees, system architects, algorithm developers engineers, software engineers, electronics and electro-optics engineers quality engineers and regulatory experts, who are responsible for the research design, development and testing of our technologies and product candidates.

SleepX was founded in June 2019 on the basis of technology developed in the biomedicine department of Ben-Gurion University in Israel. The technology is protected by a number of strong international patents and it monitors physiological parameters during sleep using unique algorithms and detects snoring and sleep apnea.

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In 2021, the company signed a license agreement with Nexense Technologies USA. Inc., an American company registered in Delaware that owns two U.S. patents approved for the treatment of snoring through external stimuli (vibration).

The combination of the two technologies allows the company to manufacture and market unique products for comprehensive monitoring of physiological parameters during sleep, detection of snoring and sleep apnea and their treatment.

We intend to sell our product lines through distributors and dealer networks. We would start with online selling of our products, according to regulations approvals, through the company website and several online stores and through third party resellers such as AliExpress and Amazon. Our products are currently manufactured in China with minor adaptive software specifications and design. We intend to purchase the wrist band on the shelf components from third party manufacturers and do the assembly, molding, and distribution in a facility in Israel. Ultimately, we intend to bring the whole production line to a local manufacturer in Israel.

Intellectual Property:

We rely on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies that we believe are important to our business. Our success will depend in part on our ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce our patents, maintain our licenses, preserve our trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation to develop, strengthen, and maintain our proprietary position in the field of sleep apnea.

The Company’s technology is protected by patents, for both the medical and nonmedical fields in the United States, Israel and Europe. The Company’s measurement technology utilizes a technique that measures a range of physical parameters as a function of time to a level of accuracy previously unattainable.

We own or have exclusive rights to four (4) United States and one (1) foreign issued patents, three (2) pending applications in the United States, three (3) pending applications in the U.S. and one (1) pending application in Israel relating to sleep apnea monitoring sensors and treatment.

Our patent portfolio includes:

●	High-sensitivity Sensors for Sensing Various Physiological Phenomena, particularly useful in Anti-snoring Apparatus and Methods. Patent number US 7,866,212 B2, issued on January 11, 2011. A mechanical vibration sensor adapted to be brought into contact with an object for sensing mechanical vibrations in the object, includes a body of a soft elastomeric material having high transmissivity and low attenuation properties with respect to a preselected type of energy waves; and a pair of transducers mounted, by mounting members having high attenuation properties with respect to the energy waves, in spaced relationship to each other to define a transmission channel between the transducers. Such sensor is particularly useful in a method and apparatus for controlling snoring by a person, by utilizing a stimulus device effective, when sensing snoring, to immediately produce a response in the person tending to interrupt the person’s snoring.

●	Apparatus for use in controlling snoring and sensor. Patent number US 7,716,988 B2, issued on May 18, 2010. Apparatus for use in controlling snoring, including: a sensor system for sensing snoring by a person while sleeping, and a stimulus device effective, when actuated by the sensor system, to apply a stimulus to the person for producing a response tending to interrupt the person’s snoring. The stimulus device includes a vibrator and a band for enclosing a body part of the person and for applying a vibration to the body part. Also described is a force or displacement sensor, which includes a housing filled with a liquid having high transmissivity and low attenuation properties with respect to acoustical waves, and an acoustical transmitter and an acoustical receiver carried by opposed walls of the housing spaced from each other to define between them an acoustical transmission channel of the liquid. The housing is deformable by a force such as to change the length of the acoustical transmission channel in accordance with the applied force. A measuring system measures the transit time of an acoustical wave through the acoustical transmission channel to provide a measurement of the applied force.

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●	Apparatus and method for diagnosing sleep quality, patent number US 2015/0119741 A1, issued on April 30, 2015. A method of distinguishing sleep period states that a person experiences during a sleep period, the method comprising: using a non-contact microphone to acquire a sleep sound signal representing sounds made by a person during sleep; segmenting the sleep sound signals into epochs; generating a sleep sound feature vector for each epoch; providing a first model that gives a probability that a given sleep period state experienced by the person in a given epoch exhibits a given sleep sound feature vector; providing a second model that gives a probability that a first sleep period state associated with a first epoch transitions to a second sleep period state associated with a subsequent second epoch; and processing the feature vectors using the first and second models to determine a sleep period state of the person from a plurality of possible sleep period states for each of the epochs.

●	Estimation of sleep quality parameters from whole night audio analysis, patent number US 2020/1193423 A1, issued on March 26, 2020. The present invention relates to a system and method for determining sleep quality parameters according to audio analyses, comprising: obtaining an audio recorded signal comprising sleep sounds of a subject; segmenting the signal into epochs; generating a feature vector for each epoch, wherein each of said feature vectors comprises one or more feature parameters that are associated with a particular characteristic of the signal and that are calculated according to the epoch signal or according to a signal generated from the epoch signal; inputting the generated feature vectors into a machine learning classifier and applying a preformed classifying model on the feature vectors that outputs a probabilities vector for each epoch, wherein each of the probabilities vectors comprises the probabilities of the epoch being each of the sleep quality parameters; inputting the probabilities vectors for each epoch into a machine learning time series model and applying a preformed sleep quality time series pattern function on said probabilities vectors that outputs an enhanced probabilities vector for each epoch; determining a final sleep quality parameter for each epoch by calculating the most probable sleep quality parameters sequence.

●	Apparatus and method for diagnosing obstructive sleep apnea, patent number US 9,844,336 B2, issued on December 19, 2017. An embodiment of the invention provides a method of diagnosing obstructive sleep apnea, the method comprising: acquiring a sleep sound signal comprising sounds made by a person during sleep; detecting a plurality of snore sounds in the sleep sound signal; determining a set of mel-frequency cepstral coefficients for each of the snore sounds; determining a characterizing feature for the sleep sound signal responsive to a sum of the variances of the cepstral coefficients; and using the characterizing feature to diagnose obstructive sleep apnea in the person.

Market size of those suffering from snoring and sleep apnea on the one hand and attractive price to the consumer on the other hand are expected to allow the company to gain a large number of users through online marketing. We plan to continue developing big data-based algorithms for predicting life-threatening illnesses and health events and to warn ahead of time.

In addition to self-development, we are examining acquisitions of technologies and synergistic companies to enable our customers a holistic solution for quality and healthy sleep.

Competition

The snoring treatment market is characterized by a large number of players that with solutions concentrated around the nose and mouth such as: Plastic cones inserted into the nose and assembled in the nostrils; Silicone mold that is inserted into the mouth to push the lower jaw forward; strap tied around the head and jaw in order to keep the mouth closed. One of the most common treatments is tying a tennis ball to the back in order to make a habit of not sleeping on the back. These treatments are both inconvenient and ineffective for most people, resulting in the user giving up and discarding the treatment after a short period.

In addition, there are a number of apps for monitoring snoring using a microphone but none of them are for treatment. It is important to note that the use of the microphone for breathing monitoring is protected by patents belonging to the company and it intends after the raise to act legally to enforce them.

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Sleep Apnea market is divided into 2 segments:

(i) Identification and characterization: In most cases, this procedure takes place overnight in a sleep laboratory, following a doctor’s referral. An inconvenient process that requires the subject to sleep outside his house while connected to many sensors. One of the setbacks of sleeping in a sleep laboratory is that it’s different from the sleeping conditions at home and therefore will not accurately reflect the problem and potentially affect the diagnoses. Furthermore, it is very expensive to conduct such an evaluation, as it requires overnight hospitalization.

It is possible to perform the sleep test at home by renting the required equipment for the procedure. Most devices used in home testing measure saturation during the night, by using a clip monitor placed on the index finger and connecting to additional devices. The test is expensive, uncomfortable, and less accurate. The SleepX Pro app was designed to overcome such inconveniences, it is installed on a smartphone and can perform a test every night, accurately, without patient contact, while being convenient, effective, precise, and cheap.

(ii) Treatment of sleep apnea: After characterization and identification of the disorder, the most common solution accepted today is CPAP – a Face mask attached with a tube to a compressor which during the night pressurizing air into the patient’s lungs in order to open air passages and prevent them from being blocked. Most people can’t adapt to the solution due to discomfort - Interfering with changing sleep position, pressing the area of the face. Only severe cases, where the patient is at high risk, they continue to use the device. The company’s solution, that instead of pressurizing the blockage, teaches the patient to sleep in a correct position, where the block is not created.

We operate in highly competitive segments of the Health Tech markets. We face competition from many different sources, including commercial medical device enterprises, academic institutions, government agency, and private and public research institutions. Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than us. Large Health Tech companies have extensive experience in clinical testing and obtaining regulatory approval for medical devices. We also may compete with these organizations to recruit scientists and clinical development personnel. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

We expect our principal competitors to be the Philips SmartSleep Snoring Relief band, which is intended to reduce snoring by prompting the user to sleep on his side rather than on the back, with a positional monitor that detects when the user is turning and delivers gentle vibration that prompt the user to sleep on his side. Another competitor is Fitbit, which offers sleep tracking on its devices since 2017, by measuring the users heart rate and movement to provide them with a breakdown of their sleep cycles. In addition to this, in May 2021, Fitbit confirmed that a new feature called Snore & Noise Detect was added to analyze noise levels and determine whether the user is snoring. Amazon’s Alexa is expected to soon allow for the detection of sleep apnea.

Manufacturing

Currently, we do not own or operate manufacturing facilities. While we plan to depend on third party contract manufacturers for device manufacturing, we plan to perform the final assembly, quality control and release of finished goods in our facilities. The components of the wristband are considered off the shelf products with minor adaptive software specifications and design, which makes us independent of one manufacturer. We intend to purchase the wrist band on the shelf components from third party manufacturers and do the assembly, molding, and distribution in a facility in Israel. Ultimately, we intend to bring the whole production line to a local manufacturer in Israel.

We currently manufacture our bracelets in an OEM factory in China, with a monthly manufacturing capacity of 48,000 units. We plan on procuring enough units to suffice for three months of orders at all times, in such we minimize our exposure to supply chain disruptions. By holding enough stock in our warehouses to supply orders for three months our management believes that such supply would mitigate the impact of supply chain disruptions, should these occur. Furthermore, our products don’t contain any special materials which would have an effect on the ability of our supplier to manufacture the product. The only issue we can foresee in our production line would be a diminished production rate due to COVID-19 lockdowns in China.

Manufacturers of our products are required among other things, to comply with applicable FDA manufacturing requirements contained in the FDA’s Quality System Regulation. The QSR requires manufacturing quality assurance and quality control as well as the corresponding maintenance of records and documentation.

The algorithm and application programing are done in Israel by the Company service providers and employees.

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Distribution and Revenue Generation

In the first stage, the company will market its products to the final consumer through the company’s website via the acquisition of media (investment in online marketing). The company has reviewed and made necessary adjustments for efficient marketing through social networks – Facebook, Instagram, and Google. In the European market the company Conducts negotiations with distributors and pharmacy chain stores. Since the company’s products are based on a smartphone app marketing will also be made through the Apple and Google App Stores.

For the DreamIT wristband, our strategy is to establish relationships with third parties (such as well-established sales organizations, distributors, pharmacies, chain stores and marketing coordinators) that will assist us in developing, marketing, selling and implementing our products. In parallel, we intend selling directly, through our website and other online webstores worldwide.

We believe that strategic and technology-based relationships with medical facilities are fundamental to our success. We have forged numerous relationships with medical device distributors to enhance our combined capabilities. This approach enhances our ability to accelerate market penetration, accelerate the pace of our sales growth and solidify relationships.

We have a variety of marketing programs designed to create brand awareness and market recognition for our product offerings and for sales lead generation. Our marketing efforts include attending and presenting at healthcare related conferences, advertising, content development and distribution, public relations, social media publication of technical and informative articles in industry journals and sales training.

In addition, our strategic partners would augment our marketing and sales campaigns through seminars, trade shows and joint public relations and advertising campaigns. Our customers and strategic partners provide references and recommendations that we often feature in external marketing activities.

For the PRO devices, our strategy, in addition to the above-mentioned channels, is to market through healthcare professionals, customers and third-party payors, HMO’s, insurance companies, cardiologists, hospitals, and sleep laboratories.

Facilities

Currently, the Company uses third party service providers facilities for manufacturing, assembly and distribution of company products. We intend to open logistic distribution centers in Israel and in the US. The Company shall rent office spaces for her operations in Israel and the US.

Government Regulation and Product Approval

Government authorities in the United States, at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing.

Government Regulations.

Before we can market SleepX PRO and DreamIT PRO to the public in the US, we believe they will need to obtain clearance for commercial sale. Our devices, except for the DreamIT wristband, will be subject to ongoing regulation by the FDA in the US and other federal, state, and local regulatory bodies.

FDA regulations govern, among other things, product design and development, manufacturing, labeling, pre-clinical and clinical trials, post-market adverse event reporting, post-market surveillance, complaint handling, repair or recall of products, product storage, record keeping, pre-market clearance, advertising and promotion, and sales and distribution.

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Unless an exemption applies, each medical device, such as our SleepX APP PRO and DreamIT PRO that is intended to be commercially distributed in the United States requires 510(k) clearance from the FDA. Based on the FDA guidance documents that we have reviewed, we expect to be subject to the shorter and more streamlined 510(k) process for SleepX APP PRO, which typically involves less risk of uncertainty, and the submission of less supporting documentation, and without the costly clinical trials; though of course no prior guarantee can be provided as to such regulatory treatment. Generally, gaining 510(k) clearance for a product depends on demonstrating that the subject product is “substantially equivalent” to a previously cleared 510(k) device.

For the DreamIT PRO, the clearance process may involve three material steps. First, we will engage the FDA in a pre-submission conference to ensure that we understand and meet the FDA’s requirements, expectations and standards with regard to approval of our product candidates. At this meeting, our team, including our FDA regulatory consultant, will receive FDA comments and guidance regarding our proposed submission during the pre-market notification period for 510(K) clearance (including any suggested modifications to the device description, indications for use or summary of supporting data contained in the notification). Then we will prepare our submission to the FDA accordingly.

The FDA’s 510(k) clearance pathway generally takes from three to twelve months from the date the application is completed, but, if additional testing, verifications or other procedures (or even clinical trials) are required, can take significantly longer.

After a medical device receives 510(k) clearance by the FDA, any modification that could significantly affect its safety or effectiveness, or that would constitute a significant change in its intended use, requires to re-determine the regulatory path.

The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination regarding whether a new premarket submission is required for the modification of an existing device, the FDA can, at its discretion, require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance is obtained.

Failure to comply with applicable regulatory requirements can result in enforcement actions by the FDA and other regulatory agencies, which may include any of the following sanctions: untitled letters or warning letters, fines, injunctions, consent decrees, civil or criminal penalties, recall or seizure of our current or future products, operating restrictions, partial suspension or total shutdown of production, refusal of or delay in granting 510(k) clearance of new products or modified products or rescinding previously granted 510(k) clearances. Any of these sanctions could result in higher than anticipated costs and have a material adverse effect on our reputation, business and financial condition. See “Risk Factor – Government Regulation,” above.

The FDA can delay, limit or deny clearance of our proposed devices for many reasons, including:

●	our inability to demonstrate that our product is safe and effective for its intended users;
●	our inability to demonstrate that our product is the “substantial equivalent” of a previously cleared device;
●	the data from clinical studies that we undertake may be insufficient to support clearance; and
●	failure of the manufacturing process or facilities we use to meet applicable requirements.

In addition, the FDA may change its pre-market policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay clearance of our devices.

Any delay in, or failure to receive or maintain regulatory compliance prior to marketing our devices could prevent us from generating revenue therefrom or achieving profitability.

Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some customers from using our proposed product and adversely affect our reputation and the perceived safety and efficacy of our proposed devices. If the FDA requires us to go through a more rigorous examination for our proposed product than we currently expect, such as requiring additional testing further verification or other procedures, we may require substantial additional funding sooner than anticipated and/or our product could be severely delayed. Being subject to an extended period of scrutiny or being required to conduct expensive clinical trials would be particularly harmful to our business.

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Ongoing Regulation by FDA.

Upon FDA clearance, we will seek to obtain in the U.S. a CPT code for purposes of reimbursement by Medicare and Medicaid.

Placing the SleepX APP PRO and DreamIT PRO device on the market requires in addition:

●	Establishment registration and device listing;
●	quality system regulation, which requires manufacturers, including third party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;
●	labeling regulations and FDA prohibitions against the promotion of products for un-cleared, unapproved or “off-label” uses, and other requirements related to advertising and promotional activities;
●	Medical device reporting (MDR) regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;
●	Corrections and removals reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;
●	Labelling and Unique Device Identification (UDI) regulations; and
●	Post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device. (Refer to the section below)

Post-Approval Requirements

Although premarket clinical trials provide important information on a device’s safety and effectiveness, it is possible that new safety concerns will emerge once the device is on the market. As a result, the FDA continues to monitor device performance after a device has been approved. FDA officials conduct routine inspections of medical device manufacturing facilities across the United States. Manufactures may be informed of inspections in advance, or the inspections may be unannounced. Inspection may be routine or cause by a particular problem. The purpose of these inspections is to make sure developers are following good manufacturing practices. Furthermore, the FDA can shut down a manufacturing facility if required standards are not met.

Clinical Useability Studies

In addition to the above, we plan to conduct clinical useability studies in the U.S. or other countries on products that have not yet been cleared or approved for a particular indication. Additional regulations govern the approval, initiation, conduct, documentation and reporting of clinical studies to regulatory agencies in the countries or regions in which they are conducted. Such investigational use is generally also regulated by local and institutional requirements and policies which usually include review by an ethics committee or institutional review board, or IRB. Failure to comply with all regulations governing such studies could subject the company to significant enforcement actions and sanctions, including halting of the study, seizure of investigational devices or data, sanctions against investigators, civil or criminal penalties, and other actions. Without the data from one or more clinical studies, it may not be possible for us to secure the data necessary to support certain regulatory submissions, to secure reimbursement or demonstrate other requirements. We cannot assure that access to clinical investigators, sites and subjects, documentation and data will be available on the terms and timeframes necessary.

Reimbursement

Our current go-to-market strategy does not contemplate or rely upon governmental or third party payor reimbursement, to the snoring treatment device. Following FDA approval for the treatment and identification of sleep apnea, we may seek reimbursement for product candidates as a means to expand the adoption of products and broaden our customer base.

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To the extent that we adopt a market strategy which is in whole or in part reliant on third party reimbursement, commercial sales of our future products will depend in part on the availability of reimbursement from such third-party payors, including government health administrative authorities, managed care providers, private health insurers and other organizations. Each third-party payor may have its own policy regarding what products it will cover, the conditions under which it will cover such products, and how much it will pay for such products. Third-party payors are increasingly examining the medical necessity and cost effectiveness of medical products and services in addition to safety and efficacy and, accordingly, significant uncertainty exists as to the reimbursement status of newly approved devices. Further, healthcare policy and payment reform models and medical cost containment models are being considered and/or adopted in the United States and other countries. Legislative and/or administrative reforms to applicable reimbursement systems may significantly reduce reimbursement for the services in which our products are used or result in the denial of coverage for such services outright. As a result, third-party reimbursement adequate to enable us to realize an appropriate return on our investment in research and product development may not be available for our products.

Other Healthcare Laws and Compliance Requirements

In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the United States Department of Justice and individual United States Attorney offices within the Department of Justice, and state and local governments.

Anti-Kickback Statutes in the United States

The U.S. federal anti-kickback statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending of a good or service, for which payment may be made in whole or in part under a U.S. federal healthcare program such as the Medicare and Medicaid programs. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, the furnishing of supplies or equipment, payments of cash and waivers of payments. Several courts have interpreted the statute’s intent requirement to mean that, if any one purpose of an arrangement involving remuneration is to induce referrals or otherwise generate business involving goods or services reimbursed in whole or in part under U.S. federal healthcare programs, the statute has been violated. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other U.S. federal healthcare programs. The reach of the federal anti-kickback statute was broadened by the ACA, which, among other things, amends the intent requirement of the federal anti-kickback statute. Pursuant to the statutory amendment, a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. The ACA further provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the U.S. False Claims Act or the Civil Monetary Penalties statute, which imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

The U.S. federal anti-kickback statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the statute is broad and may technically prohibit many innocuous or beneficial arrangements, the Office of Inspector General of the Department of Health and Human Services, or OIG, has issued a series of regulations, known as the “safe harbors.” These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the anti-kickback statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG or the U.S. Department of Justice.

Many states have adopted laws similar to the U.S. federal anti-kickback statute. Some of these state prohibitions are broader than the U.S. federal statute, and apply to the referral of patients and recommendations for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs. Government officials have focused certain enforcement efforts on marketing of healthcare items and services, among other activities, and have brought cases against individuals or entities with sales personnel who allegedly offered unlawful inducements to potential or existing physician users in an attempt to procure their business.

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U.S. Health Insurance Portability and Accountability Act of 1996

HIPAA imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program, including private payors, or making false statements relating to healthcare matters. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information and which can impose civil or criminal liability for violations of its provisions.

In addition, we may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by HITECH, and its implementing regulations, imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates” — independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

International Regulation

The European Commission is the legislative body responsible for the EU MDR (Medical Device Regulation) with which manufacturers selling medical products in the European Union and the European Economic Area, or EEA, must comply. The European Union has adopted regulation of the design, manufacture, labeling, clinical studies, post-market clinical follow-up, post-market surveillance and vigilance for medical devices. Devices that comply with the requirements of a relevant EU MDR will be entitled to bear the CE conformity marking, indicating that the device conforms to the essential requirements of the applicable regulations and, accordingly, can be marketed throughout the European Union and EEA, after being certified by a Notified Body. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states.

In addition to regulations in the United States, there are a variety of foreign regulations governing clinical trials and commercial sales and distribution of any product candidates. The approval process varies from country to country, and the time may be longer or shorter than that required for bringing the product to the US market.

Employees & Consultants

We currently engage on a full time basis, four employees and several service providers. In addition, six individuals are engaged in product research and development and the remainder in various fields of legal, accounting, management, marketing and regulatory consulting.

Legal Proceedings

We are not presently a party to any legal proceedings. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to a medical device business. These matters may include product liability, intellectual property, employment and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. Regardless of outcome, litigation can have an adverse impact on us because defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position

Boris (Bary) Molchadsky	45	CEO & Chairman of the Board of Directors
Asaf Porat	44	Chief Financial Officer, Director
Neil Kline	50	Director

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Boris Molchadsky, Chairman. In September 2019, Mr. Molchadsky co-founded SleepX Ltd., and continues to serve as CEO today. In August 2015, Mr. Molchadsky co-founded Nexense Technologies USA. Inc., a corporation focused on non-intrusive treatment for snoring and sleep apnea. He additionally co-founded GPIS Ltd., in March 2007 and consults through it to companies until today. Furthermore, Mr. Molchadsky has over fifteen years of experience in the capital markets working in leading investment firms. In the recent years, he has been working in the field of sleep health in collaboration with the world’s leading research institution, such as the Ben Gurion University, Soroka Medical Center and Millenium Sleep Lab. Mr. Molchadsky holds a B.A. in Business Management and Finance from the University of Manchester and a M.B.A in Finance from the Ono Academic College, in Israel.

The Board believes that Mr. Molchadsky’s extensive experience in the industry, his long standing involvement with SleepX. and his knowledge of our product candidates ideally situate him to serve on our Board.

Asaf Porat, CFO. From December 2019 to June 2021, Mr. Porat served as CFO for Geneyx LTD, a genetic and clinical data source for pharma research, advancing novel diagnostics and drug development (SAAS). Mr. Porat was additionally the co-founder and CFO of Cannibble FoodTech Ltd (CSE: PLCN)., from June 2018 to January 2020. Prior to this, he served as managing partner of ONYX Investment Banking from July 2014 to January 2020. From Nov 2014 through Nov 2017, Mr. Porat served as an independent board member of Apolo Power (traded on the TASE). Mr. Porat received a B.A. in Economics and Management from the Ben Gurion University of the Negev in 2003, and an M.B.A in finance and accounting from Tel Aviv University in 2007.

The Board believes that Mr. Porat’s wide ranging international business experience qualify him to serve on our Board.

Dr. Neil Kline, Board member. Dr. Neil Kline is an internist/sleep physician and entrepreneur with a diverse history in digital tech, media, life sciences and healthcare startups. He founded Sleep Disorder Associates and American Sleep Association. Dr. Kline attended UCSD for undergraduate, PCOM for medical school and internal medicine residency and sleep fellowship training at the University of Pennsylvania.

The Board believes that Dr. Klein’s extensive knowledge of the relevant technologies qualify him to serve on our Board.

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Code of Ethics

We do not have a code of ethics that applies to our officers, employees, and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. We have a board consisting of 3 members. In addition to the contact information in this prospectus, each stockholder will be given specific information on how he/she can direct communications to the officers and our director of the corporation. All material communications from stockholders are relayed to our board.

Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Each executive officer serves at the pleasure of the Board.

Family relationships

There are no family relationships among any of our officers or directors.

Committees

Our Board has established an audit committee which operates under a charter that has been approved by our board.

Our board has determined that all of the members of each of the board’s audit committees are independent as defined under the rules of the NASDAQ Capital Market. In addition, all members of the audit committee meet the independence requirements contemplated by Rule 10A-3 under the Exchange Act. We currently do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K.

We currently do not have a nominating or compensation committees or committees performing similar functions nor does our Company have a written nominating or compensation charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

●	appointing our independent registered public accounting firm;

●	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

●	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

●	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

●	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board any changes to such investment policy;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

●	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Mr. Neil Kline is the sole member of our audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Capital Market.

Dr. Neil Kline qualifies an independent director. Although our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Nominations to the Board of Directors

Director candidates are considered based upon various criteria, including without limitation their broad-based business and professional skills and experiences, expertise in or knowledge of the life sciences industry and ability to add perspectives relating to that industry, concern for the long-term interests of our stockholders, diversity, and personal integrity and judgment. Our Board of Directors has a critical role in guiding our strategic direction and overseeing the management of our business, and accordingly, we seek to attract and retain highly qualified directors who have sufficient time to engage in the activities of our Board of Directors and to understand and enhance their knowledge of our industry and business plans.

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EXECUTIVE COMPENSATION

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2021 and 2020 by. Bary Molchadsky and Asaf Porat, respectively the Chairman and Chief Financial Officer of SleepX, as well as that of Todd Violette, the former Chief Executive Officer of AppYea. The following table includes compensation earned by the parties named therein for services performed by Mr. Molchadsky and Mr. Porat for SleepX Ltd prior to that entity becoming our wholly owned subsidiary as well as that of Todd Violette, the CEO of AppYea. We refer to the executive officers listed below as the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)		Bonus ($)	Option Awards ($)(2)	All other compensation ($)	Total

Boris Molchadsky, Chairman and Chief Executive Officer	2021	43,631		—	—	6,517.5	50,148
	2020	—		—	—	—	—

Asaf Porat, Chief Financial Officer	2021	46,691		—	485,096	6,037	537,824
	2020	—		—	—	—	—

Todd Violette, former Chief Executive Officer (3)	2021	120,000	(4)	—	—	—	120,000
	2020	220,000		—	—	—	220,000

(1)	All compensation received by SleepX Ltd.’s executive officers is paid in NIS. For the purposes of completing this table, with respect to compensation paid during the fiscal year ended December 31, 2021 and 2020, SleepX converted each NIS denominated amount into U.S. dollars by dividing the NIS amount by the exchange rate effective on the date the fee was incurred. During 2021 $60,000 of the salaries paid by sleepX was allocated towards management fee charged to Appyea.

(2)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for us that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 12 to the financial statements included in this Registration Statements.

(3)	Mr. Violette resigned from all offices held with us on May 4, 2022.

(4)	Payments under Mr. Violette’s agreement terminated as of July 1, 2021,

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Narrative Disclosure to Summary Compensation Table

Employment Agreements

On July 1, 2021, SleepX, Ltd. and Boris Molchadsky entered into an employment agreement pursuant to which Mr. Molchadsky serves as Chairman of the Board and Chief Executive Officer of SleepX and Chairman of the Board and Chief Executive Officer of the Company. Under the agreement with Mr. Molchadsky, he is paid an annual salary of the current New Israeli Shekel equivalent of approximately $144,636, payable on monthly basis. SleepX Ltd is authorized to terminate the employment agreement for any reason subject to payment of five months salary. Under the terms of the employment agreement with him, Mr. Molchadsky also receives Manager’s Insurance under Israeli law for his to which SleepX Ltd contributes amounts equal to (a) 8-1/3 percent for severance payments, and 6.5%, or up to 7.5% (including disability insurance) designated for premium payment (and Mr. Molchadsky contributes an additional 6%) of each monthly salary and (b) 7.5 % of his salary (with Mr. Molchadsky contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law. Mr. Molchadsky is also provided with a monthly travel expense New Israeli Shekel equivalent of approximately $98.

In addition, upon the earlier of: a capital raise of $1,000,000, or by July 1, 2022, Mr. Molchadsky shall be entitled to an increase of an annual amount of the current New Israeli Shekel equivalent of approximately $37,00, payable on monthly basis. Additionally, Mr. Molchadsky is entitled to (i) a success bonus of 1.5% of any capital raise of up to $10,000,000 and (ii) a success bonus of 1.0% of any revenues of the Company up to accumulated revenues of $20,000,000.

On July 1, 2021, SleepX, Ltd. and Asaf Porat entered into an employment agreement pursuant to which Mr. Porat serves as Chief Financial Officer and Director of SleepX and the Company. Under the agreement with Mr. Porat, he is paid an annual salary of the current New Israeli Shekel equivalent of approximately $144,636, payable on monthly basis. SleepX Ltd is authorized to terminate the employment agreement for any reason subject to payment of five months salary. Under the terms of the employment agreement with him, Mr. Porat also receives Manager’s Insurance under Israeli law to which SleepX Ltd contributes amounts equal to (a) 8-1/3 percent for severance payments, and 6.5%, or up to 7.5% (including disability insurance) designated for premium payment (and Mr. Porat contributes an additional 6%) of each monthly salary and (b) 7.5 % of his salary (with Mr. Porat contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law. Mr. Porat is also provided with a monthly travel expense New Israeli Shekel equivalent of approximately $98.

In addition, upon the earlier of: a capital raise of $1,000,000, or July 1, 2022, Mr. Porat shall be entitled to an increase of an annual amount of the current New Israeli Shekel equivalent of approximately $37,000, payable on monthly basis. Additionally, Mr. Porat is entitled to (i) a success bonus of 1.5% of any capital raise of up to $10,000,000 and (ii) a success bonus of 1.0% of any revenues of the Company up to accumulated revenues of $20,000,000.

Under his agreement, Mr. Porat was issued, on July 1. 2021, options to purchase up to 3% of the then outstanding amount of shares of the Company’s common stock. The percentage amount to which Mr. Porat is entitled was increased to 4% as of December 31, 2021 (retroactive to the date of the original grant). For a two year period ending on June 30, 2023, Mr. Porat is entitled to anti-dilution protection such that he is at all times entitled to options for 4% of the then total outstanding number of shares of common stock, after giving effect to the issuance of the option to him. The determination of options for additional shares to which he is entitled shall be determined on a monthly basis. The vesting schedule provides that on the first day of each calendar month options in an amount equal to 1/24 of the then outstanding options vest. Accordingly, as of May 1, 2022, Mr. Porat holds options for 9,093,597 shares, of which, as of May 1, 2022,options for 3,788,999 shares have vested.

On February 5, 2020 AppYea, Inc. and Todd Violette entered into an employment agreement pursuant to which Mr. Violette serves as Chief Executive Officer of the Company. Under the agreement with Mr. Violette, he was paid an annual salary of $240,000, payable with the Company’s general payroll practices and subject to withholding and other payroll taxes. In addition, Mr. Violette was entitled to participate in all employee benefit programs from time to time for which senior executive employees of the Company and its Affiliates are generally eligible. Furthermore, under the agreement, Mr. Violette is eligible to earn an annual bonus, as determined by the compensation committee of the Board of Directors. Such bonus is subject to Mr. Violette being continuously employed by the Company through December 21 of the year in which the annual bonus was earned and be paid by March 15 of the following year.

This agreement was terminated by mutual consent on July 1, 2021. On May 4, 2022. Mr. Violette resigned from all offices held with the Company.

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Outstanding Equity Awards

The table below reflects all outstanding equity awards made to each Named Executive Officer that were outstanding at December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Asaf Porat	4,546,799	4,546,797	$0.0001	07.01.2031

*On March 14, 2022 a reverse stock split was implemented at a ratio of two hundred (200) to one (1). The reverse stock split is reflected retrospectively in these calculations.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

Compensation of Directors

During the year ended December 31, 2021, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

As of February 1, 2022 the company engaged with Dr. Neil Kline as a board member. For his services he was granted stock option under ESOP to purchase 500,000 of the Company’s common stock, par value $0.0001 per share of the Company (the “Common Stock”), on a post-split basis. Upon grant, the Options vest as follows: (i) 50% following 12 months on the first anniversary of the appointment and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ending April 30, 2023. The Option shall be exercisable at a per share exercise price of $0.0001 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between Dr. Kline and the Company.

The Company reimburses its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

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PRINCIPAL SHAREHOLDERS

The following table lists, as of August 24, 2022, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our Named Executive Officers and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o the company address.

The percentages below are calculated based on 220,930,798 issued and outstanding shares of common stock outstanding as of August 24, 2022. The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of AppYea, Inc. at 16 Natan Alterman Street, Gan Yavne, Israel, 7085118.

Name of Beneficial Owner	COMMON STOCK		% of class (Common Stock)	SERIES A PREFERRED STOCK (1)	% of class (Series A Preferred)
Officers and Directors

Todd Violette, former Chief Executive Officer	—		—	26,250	8.75%	—
Boris Molchadsky, Chairman and Chief Executive Officer	156,823,825	(2)	71.0%	224,998	74.9%
Asaf Porat, Chief Financial Officer and Director	3,788,999	(3)	1.7%	—	—	—
Neil Kline, Director	—	(4)
5% or more Shareholders Doug McKinon	__		__	32,084	10.70%
Plutus Investments LP	30,243,397	(5)	12.0%

Officers and Directors as a Group (Three persons)	160,612,824		71.6%			—

(1)	The Series A Preferred Stock were issued in June 2020. The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 1,000 votes per share and are convertible at a rate of 1,500 common stock to each preferred share.
(2)	Comprised of 99,754,464 shares held directly by Mr. Molchadsky and 57,069,361 held through Nexense Technologies Inc.
(3)	Comprised of shares issuable upon exercise of currently exercisable options. Does not include options for an additional 5,304,598 shares scheduled to vest over the next 12 months.
(4)	Does not include 500,000 shares issuable upon exercise of options scheduled to begin vesting in February 2023.
(5)	Comprised of (i) 7,059,667 shares and (ii) 23,183,730 shares issuable upon conversion of convertible notes based on the publicly traded stock as of August 25, 2022.

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CERTAIN RELATIONSHIPS AND REALTED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

During the course of 2021, our subsidiary SleepX lent to Mr. Molchadsky, our Chief Executive Officer, an aggregate amount of $136,936 as of the date hereof. The interest rate on the loan was at an annual rate of 3.4% and the loan was repayable in full by December 31, 2022. On June 1, 2022, we entered into a consulting agreement with GPIS Ltd, an Israeli company where the sole shareholder is our Chief Executive Officer for management services. The agreement provides for fee payments in four instalments in the aggregate amount of $182,000 between June and August 2022. The arrangement satisfied the repayment of the loan to Mr. Molchadsky.

During 2021, SleepX borrowed from Nexense Technologies USA Inc. an aggregate amount of $47,623. According to the agreement, the loan is to be repaid in the event that the Company’s profits are sufficient to repay the aggregate loan amount and upon such terms and in such installments as shall be determined by the Board. The loan bears interest at an annual rate equal to the minimum rate approved by applicable law.

During 2020, the Non-controlling interest in Ta-nooma (subsidiary of SleepX), lent to Ta-nooma a long-term loan. As December 31, 2021, the outstanding loan balance amounts to $41,082.

On August 22, 2021 Evergreen Ventures Capital LLC, owned by a holder of over 5% of the outstanding shares of the Company (on an as converted basis), agreed to advance to the Company $265,000 in tranches under the terms of an 18 month unsecured promissory note. Under the terms of the note, which bears interest at a rate of 8% per annum, the investor can convert the note into shares of common stock at 35% discount to the highest daily trading price over the 10 days’ preceding conversion but in any event not less than $0.1 per share. The note contains standard events of default. As of the December 31, 2021, Evergreen has advanced to the Company $25,000 funds under the Note. As of December 31, 2021, the Company had long term convertible note related party of $25,706 to Evergreen.

SELLING SHAREHOLDERS

This prospectus also covers the resale by the Selling Shareholders of an aggregate of 65,178,593 shares of common stock, consisting of (i) 6,365,043 shares issued to our founders, officers and directors in consideration for founding the Company and services provided to us; (ii) an aggregate of 5,496,115 shares issued to investors at a purchase price of between $0.0024 and $0.0234 per share; (iii) an aggregate of 40,149,568 shares to be issued upon the conversion of outstanding convertible notes issued to accredited investors in private offerings; (iv) an aggregate of 3,785,206 Warrant Shares to be issued upon the exercise of Warrants issued in the Private Placements; and (v) 9,382,661 shares issued to five shareholders which converted their convertible notes or received them under a loan agreement.

The Selling Shareholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling shareholders in supplements or amendments to this prospectus. After the date of effectiveness, the Selling Shareholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock.

The Selling Shareholders may sell some, all or none of its shares. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of August 25, 2022 by the Selling Shareholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Shareholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Shareholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 220,930,798 shares of our common stock outstanding as of August 25, 2022.

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None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for the Selling Shareholder’s Account	Shares of Common Stock Owned by the Selling Shareholder After the Offering	Percent of Common Stock to be Owned by the Selling Shareholder After the Offering
Boris Molchadsky(1)	99,754,464	5,985,267	93,769,197	38.55%
Ron Mekler	1,519,104	379,776	1,139,328	0.47%
Scorpio Investments (A.W.) LTD(2)	2,228,019	557,004	1,671,015	0.69%
Ron Weisberg	2,228,019	557,004	1,671,015	0.69%
Yair Dahan	1,316,557	329,139	987,418	0.41%
Nexense Technologies USA Inc.(3)	67,549,471	4,052,968	63,496,503	26.1%
Evergreen Venture Partners LLC(4)	257,060	257,060		*
Caro Partners LLC(5)	125,000	125,000	-	*
Byron Young(6)	99,890	99,890	-	*
Bellridge Capital L.P.(7)	1,698,104	1,698,104	-	*
Leonite Fund I, L.P.(8)	400,000	17,105,894	-	*
Jimmy Chan.(9)	434,402	434,402	-	*
BK Investment LLC(10)	1,568,482	1,568,482	-	*
Plutus Investments L.P.(11)	30,243,397	30,243,397	-	*
Auctus Fund LLC(12)	1,738,637	1,738,637	-	*
Mesodi Consulting Ltd.(13)	46,569	46,569	-	*

*Represents less than 1%

(1) Boris Molchadsky is Chairman of the Board of Directors and a Director of the Company.

(2) Arie Weber has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(3) Boris Molchadsky has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(4) Represents shares issuable upon conversion of convertible notes. Douglas McKinnon has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(5) Represents shares issuable upon conversion of convertible notes. Brian John has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(6) Represents shares issuable upon conversion of convertible notes

(7) Represents shares issuable upon conversion of convertible notes. Robert Klimov has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(8) Comprised of (i) 400,000 shares, (ii) up to 14,705,894 shares the selling stockholder has the right to acquire through the conversion of outstanding debt instruments and (iii) up to 2,000,000 shares issuable upon exercise of common stock warrants. Avrohom Geller has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities. Mr. Geller disclaims beneficial ownership with respect to such shares.

(9) Represents shares issuable upon conversion of convertible notes.

(10) Represents shares issuable upon conversion of convertible notes. Brian John has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(11) Comprised of 23,183,730 issuable shares upon conversion of outstanding convertible notes and 7,059,667 shares. Leon Sviri has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(12) Represents shares issuable the exercise of common stock warrants. Lou Posner has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities.

(13) Represents shares issuable the exercise of common stock warrants. Uzi Ovits has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities..

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PLAN OF DISTRIBUTION

Our shares of common stock subject to the Offering will be sold through our management, who may be considered an underwriter as that term is defined in Section 2(a)(11) of the Securities Act. Our management will not receive any commission in connection with the sale of shares, although we may reimburse them for direct expenses incurred by them in connection with the offer and sale of the shares. We estimate our total offering registration costs to be approximately $400 and our legal, accounting, miscellaneous and related fees will be $399,600 equaling a total expense to the Company of $400,000 relating to the registration. There is no minimum number of shares that must be sold by us for the Offering to proceed. We will retain any proceeds from the Offering.

Our management will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), each must be in compliance with all of the following:

●	an individual must not be subject to a statutory disqualification;

●	an individual must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

●	an individual must not be an associated person of a broker-dealer;

●	an individual must primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

●	an individual must perform substantial duties for the Company after the close of the Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Each member of our management will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither our management nor any of their affiliates will be purchasing shares in the Offering.

The primary offering by the Company and the secondary offering by the Selling Shareholders will run concurrently. The offering prices for all shares offered, whether in the primary offering or by the Selling Shareholders shall be $0.18 per share which is the fixed price until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this prospectus is a part. Your subscription will not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

●	this prospectus, with subscription agreement, is delivered by the Company to each offeree;

●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is emailed to counsel for review;

●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

●	once approved by counsel, the subscription is accepted by management and the funds will be deposited within four days of acceptance;

●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.

We will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

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The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement of which this prospectus forms a part is declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Any selling stockholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it.

Penny Stock Rules

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will offer their respective shares at a fixed price of $0.18 per share until our shares of common stock are quoted on the OTCQB tier of the OTC Markets Group, Inc. or listed on an exchange, and thereafter the selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only. We refer you to our articles of incorporation and bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Nevada corporation law.

Our authorized capital stock consists of 900 Million shares of common stock par value $0.0001 per share and 500,000 shares of preferred stock, par value $0.0001 per share (“Series A Preferred Stock”). As of August 25, 2022, there were 220,930,798 shares of our common stock and 300,000 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

Our Board may issue preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

On June 29, 2021 the Company filed for an increase in its series of preferred stock to 500,000 shares and designated as the Series A Preferred Stock. The holders of the Series A Preferred Stock have the right to convert such stock into common stock at a conversion rate equal to one share of preferred for 1,500 shares per the common stock for the five previous trading days. The holders of Class A Preferred Stock shall vote 1,000 shares of common for each share of Class A Preferred Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Aboudi Legal Group, PLLC has opined on the validity of the shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2021 and December 31, 2020 have been audited by Barzily & Co., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

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APPYEA INC. AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021 AND 2020

61

APPYEA INC. AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021 AND 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AppYea Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AppYea Inc. and its subsidiary (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in deficiency and cash flows for the years then ended, and the related notes (collectively referred to as the “Financial Statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet generated any material revenues, has suffered recurring losses from operations and is dependent upon external sources to finance its operations. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the board of directors and that (1) relate to accounts or disclosures that are material to the financial statements and (2) are especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Acquisition Transaction – Refer to Note 1 of the consolidated financial statements

Description of matter

As described in Note 1 to the consolidated financial statements, the Company entered into a stock exchange agreement with SleepX Ltd. (“SleepX”). Pursuant to the agreement,100% of the outstanding equity capital of SleepX was exchanged for shares of common stock of the Company, so that the SleepX shareholders will be issued common shares in the amount that will result in them holding 80% of the common shares issued of the Company. As a result of the transaction, SleepX became a wholly-owned subsidiary of the Company.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures used to address the accounting for the acquisition transaction included the following:

1.	We obtained and reviewed the acquisition agreement and other documents to evaluate the Company’s application of relevant accounting standards to the transaction. This included determining the legal and accounting acquirer and acquiree.

2.	We evaluated the accuracy and completeness of the Company’s presentation of the acquisition in the financial statements, including evaluating whether disclosures were in accordance with relevant accounting standards.

3.	We evaluated the accuracy and completeness of the Company’s pre-merger presentation in the financial statements, including evaluating whether disclosures were in accordance with relevant accounting standards

We have served as the Company’s auditor since 2021.

/s/ Barzilay & Co.

Barzily & Co.
Certified Public Accountants.
A Member of MSI Worldwide

Jerusalem, Israel

July 8, 2022

APPYEA INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

		December 31,	December 31,
	Note	2021	2020
ASSETS
Current assets
Cash and cash equivalents		206	11
Other accounts receivables	3	13	-
Loan to a Related party	7(a)	137	2
Total current assets		356	13

Non-current assets
Property and equipment, net	4	2	-
Intangible assets. net	5	148	-
Total non-current asset		150

Total assets		506	13

LIABILITIES AND DEFICIENCY
Current liabilities
Trade payables		30	4
Other accounts payable	6	65	2
Short-term loans from related party	7(b)	89	44
Convertible loans related party	7(c)	32
Short-term loans	8	112
Convertible loans – current portion	8	1,933	-
Warrants liability	8	260	-
Total current liabilities		2,521	50

Non-current liabilities
Convertible loan – net of current portion	8	415	-
		415	-

Total liabilities		2,936	50

DEFICIENCY AppYea Inc. Stockholders’ Deficiency:
Convertible preferred stock, $0.0001 par value	9	-	-
Common stock, $0.0001 par value	9	21	8
Additional Paid in Capital		768	(7)
Accumulated deficit		(3,205)	(26)
Total AppYea Inc. stockholders’ deficiency		(2,416)	(25)
Non-controlling interests		(14)	(12)

Total Deficiency		(2,430)	(37)

Total liabilities and deficiency		506	13

The accompanying notes are an integral part of the financial statements

APPYEA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

		For the year ended December 31,
		2021	2020

Research and development expenses		81	-
Sales and marketing		5	1
General and administrative expenses	10	632	2

Operating loss		(718)	(3)

Reverse merger cost		(2,457)

Financial expenses, net (including net income to related party $2)		(6)	(1)

Consolidated net loss		(3,181)	(4)

Non-controlling interests		2	-

Net loss attributable to AppYea Inc.		(3,179)	(4)

Net Loss Per Common Share:
Basic and Diluted		(0.026)	(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted*		118,852,344	61,368,987

*	The number of preferred and common shares outstanding were retroactively adjusted as a result of a reverse merger and reverse split, see Note 1 and Note 9.

The accompanying notes are an integral part of the financial statements

APPYEA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIENCY

(U.S. dollars in thousands except share data)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated		Non-controlling	Total
	Number*	Amount	Number*	Amount	Capital	Deficit	Total	interests	Deficiency

Balance as of January 1, 2020	36,562		59,628,919	6	(5)	(22)	(21)	(12)	(33)
Adjusting the amount of shares in light of issuance of AppYea shares	188,438	-	3,480,136	-	-	-	-	-
Net loss	-	-	-	-	-	(4)	(4)	-	(4)

Balance as of December 31, 2020	225,000		63,109,055	6	(5)	(26)	(25)	(12)	(37)

Issuance of shares	-	-	45,690,956	5	294	-	299	-	299
Adjusting the amount of shares in light of issuance of AppYea shares	-	-	65,795,623	6	(6)	-		-
Shares issued in the Reverse Merger	75,000	-	43,650,692	4		-	4	-	4
Share based Compensation	-	-	-	-	485	-	485	-	485
Net loss	-	-	-	-	-	(3,179)	(3,179)	(2)	(3,181)

Balance as of December 31, 2021	300,000		218,246,326	21	768	(3,205)	(2,416)	(14)	(2,430)

*	The number of preferred and common shares outstanding were retroactively adjusted as a result of a reverse merger and reverse split. See Note 1 and Note 9.

The accompanying notes are an integral part of the financial statements

APPYEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the year ended
	December 31	December 31
	2021	2020
Cash flows from operating activities:
Consolidated net loss	(3,181)	(4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16	-
Share based compensation	485	-
Reverse merger cost	2,457
Changes in operating assets and liabilities:
Other current assets	54	-
Accounts payable	1	-
Net cash used in operating activities	(168)	(4)
Cash flows from investing activities:
Purchase of property and equipment	(3)	-
Cash acquired in reverse merger (Appendix A)	170	-
Net cash provided by investing activities	167	-

Cash flows from financing activities:
Issuance of shares of Common Stock	136	-
Proceeds on account of shares (stock payables)	-	-
Loans received from a related company	60	14
Net cash provided by financing activities	196	14

Change in cash and cash equivalents	195	10
Cash and cash equivalents at beginning of year	11	1
Cash and cash equivalents at end of year	206	11

Non-Cash Activity
Purchase of Intangible Asset by issuance of common stock	163	-

The accompanying notes are an integral part of the financial statements

APPYEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

Appendix A - Reverse Merger

	December 31	December 31
	2021	2020
Working capital (excluding cash and cash equivalents), net	(129)	-
Loans, convertible loans and warrants	2,752	-
Cost of reverse merger	(2,457)	-
Shares issued in the reverse merger	4	-
Cash acquired in reverse merger	170	-

The accompanying notes are an integral part of the financial statements

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - GENERAL

AppYea, Inc. (“AppYea”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and no operating history. On November 1, 2021 the Company was redomiciled in the State of Nevada.

The Company’s common stock is traded on the OTC Markets, pink tier, under the symbol “APYP”.

Reverse merger

In anticipation of the reverse merger described below, on July 2, 2021, Boris Molchadsky a majority shareholder of the Company, acquired in a private transaction from the former majority shareholder two hundred and twenty-five thousand (225,000) Shares of Series A Preferred Stock of the Company. The Series A Preferred Shares have the right to vote 1,000 to 1 as shares of common stock and are convertible into 1,500 to 1 of the shares of common stock of the Company. The acquisition of the Preferred Shares provided Boris Molchadsky control of a majority of the Company’s voting equity capital.

On August 2, 2021, the Company entered into a stock exchange agreement with SleepX Ltd., a company formed under the laws of the State of Israel (“SleepX”) and controlled by the majority shareholder of AppYea, Pursuant to the agreement, the outstanding equity capital consisting of 1,724 common shares of SleepX was exchanged for 174,595,634 shares of common stock of the Company, based on the agreement that determined that to SleepX shareholders will be issued common shares in the amount that will result in them holding 80% of the common shares issued of AppYea. The agreement was subject to certain terms before the agreement could be closed. On December 31, 2021, the agreement was consummated as the terms of the agreement were fulfilled; As a result, SleepX became a wholly owned subsidiary of the Company. The issuance of the shares to SleepX shareholders, due to administrative matters was completed in March 2022 after the Company completed a reverse stock split (see Note 9E).

As of the result of the transactions mentioned above, Mr. Molchadsky controls approximately 74% of the total voting power of AppYea.

SleepX is an Israeli research and development company that has developed a unique product for monitoring and treating sleep apnea and snoring. The technology is protected by several international patents and, subject to raising working capital, of which no assurance can be provided, the Company plans to start serial production in 2022. The Company will focus on further development and commercialization of the products. Its strategy will include continued investment in research and development and new initiatives in sales and marketing.

SleepX has incorporated, together with an unrelated third party, a privately held company under the laws of the State of Israel named Ta-nooma Ltd. (“Ta-nooma”). Ta-nooma has developed sleeping monitoring technology for which patent applications were filed and has no revenue from operation. Since its incorporation and as of the financial statements date, Sleepx holds 73.8% of the voting interest of Ta-nooma.

In addition to SleepX, the Company has four wholly owned subsidiaries with no active operations.

Accounting treatment of Acquisition

AppYea did not have an operation as of the date of the transactions and the Acquisition was accounted for as a reverse merger -a reverse capitalization. The entity that issues securities (the legal acquirer or-AppYea) is identified as the acquiree for accounting purposes. The entity whose interests are acquired (SleepX.) is the acquirer for accounting purposes. Since SleepX is considered the accounting acquirer, these consolidated financial statements are prepared as a continuation of the operations of SleepX, except for the legal capital which is of AppYea.

The legal capital of AppYea in the financial statements is restated using the exchange ratio established in the stock exchange agreement to reflect the number of shares of the legal acquirer issued in the reverse merger.

Following the above, as of December 31, 2021, the date of the transaction, the fair value of the net liabilities of AppYea was $2,453,000.

This amount is presented as cost of the reverse merger in the statement of operations.

Financial position

The financial statements are presented on a going concern basis. The Company has not yet generated any material revenues, has suffered recurring losses from operations and is dependent upon external sources for financing its operations. As of December 31, 2021, the Company has an accumulated deficit and stockholders’ deficiency of $3,205,000 and $2,416,000, respectively. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to continue to finance its operating activities by raising capital. There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for its long-term research and development activities on commercially reasonable terms or at all. If the Company will not have sufficient liquidity resources, the Company may not be able to continue the development of its product candidates or may be required to implement cost reduction measures and may be required to delay part of its development programs.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - GENERAL (cont.)

The financial statements do not include any adjustments for the values of assets and liabilities and their classification that may be necessary in the event that the Company is no longer able to continue its operations as a “going concern”.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The significant policies in the preparation of the consolidated financial statements are:

a.	Use of estimates:

The accompanying Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Significant estimates include our ability to continue as going concern, the recoverability of long-lived assets, the recoverability of amounts due from related parties, the valuation of stock-based compensation and certain debt and derivative liabilities, recognition of loss contingencies and deferred tax valuation allowances. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which would be recorded in the period in which they become known. See note 8 regarding the Convertible Loans and Warrants estimations.

b.	Financial statements in United States dollars:

The functional currency of the Company is the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The Company’s transactions and balances denominated in U.S. dollars are present at their original amounts. Non-dollar transactions and balances have been re-measure to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations and are included in the Financial Expenses – net line. The exchange rate of the US Dollar to the Israeli Shekel was 3.110 and 3.215 as of December 31, 2021 and 2020, respectively.

c.	Cash and Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash when originally purchased with maturities of three months or less.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

d.	Property, plant and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers equipment and software	33

e.	Other Intangibles- patents

Identifiable intangible assets are stated at cost, net of accumulated amortization. Patents are being amortized on the straight-line method over useful lives.

f.	Severance pay:

Certain of the Company’s employees have subscribed to Section 14 of Israel’s Severance Pay Law, 5723-1963 (“Section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 release the Company from any future severance liabilities (under the above Israeli Severance Pay Law) in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 is recorded on the Company’s balance sheet.

g.	Derivative Financial Instruments

Management evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option based simple derivative financial instruments, the Company uses an option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

h.	Fair value of financial instruments:

As defined in ASC 820 “Fair Value Measurements” (“ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The following table summarizes fair value measurements by level at December 31, 2021 measured at fair value on a recurring basis:

December 31, 2021	Level 1	Level 2	Level 3	Total
Assets	In U.S. dollars
None	-	-	-	-

Liabilities
Convertible Loans	-	-	2,379,629	2,379,629
Warrants	259,892	-	-	259,892

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

i.	Concentrations of credit risks:

The financial instruments include cash, accounts receivable, accounts payable, accrued expenses, loans payable, due to officers and derivative financial instruments. Balances in various cash accounts may at times exceed federally insured limits. We have not experienced any losses in such accounts. Cash and cash equivalents are invested in major banks in Israel and United States. Generally, these deposits may be redeemed upon demand and therefore, management believes there is minimal risk. Other than certain warrant and convertible instruments (derivative financial instruments)., we believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand. Our derivative financial instruments are carried at a measured fair value. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

j.	Convertible Debt:

For convertible debt that does not contain an embedded derivative that requires bifurcation, the conversion feature is evaluated to determine if the rate of conversion is below market value and should be categorized as a beneficial conversion feature (“BCF”). A BCF related to debt is recorded by the Company as a debt discount and with the offset recorded to equity. The related convertible debt is recorded net of the discount for the BCF. The discount is amortized as additional interest expense over the term of the debt with the resulting debt discount being accreted over the term of the note.

k.	The Fair Value Measurement Option

We have elected the fair value measurement option for convertible debt with embedded derivatives that require bifurcation, and record the entire hybrid financing instrument at fair value under the guidance of ASC 815, Derivatives and Hedging (“ASC 815”). The Company reports interest expense, including accrued interest, related to this convertible debt under the fair value option, within the change in fair value of convertible notes and derivatives in the accompanying consolidated statement of operations.

l.	Research and development costs:

Research and development consist of costs incurred in the process of developing product improvements or new products, and are expensed to the statement of operations as incurred. As of now the company does not capitalize any of its research and development costs.

m.	General and administrative expenses:

General and administrative expenses consist of all corporate overhead costs incurred by the Company.

n.	Stock-Based Compensation:

We account for stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”). ASC 718, which requires that the cost resulting from all share-based transactions be recorded in the financial statements over the respective service periods. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.

The Company utilizes the straight-line method allocating the cost over the service period.

o.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Accounting for Income Taxes” (“ASC 740”), using the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and the tax basis for assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company accounts for uncertain tax provisions in accordance with ASC 740-10-05, “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

p.	Basic and Diluted Net Income (Loss) per Share:

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and

Convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. For the year ending December 31, 2021 and 2020, there were 346,593,597 and 266,835,750 shares, respectively, of convertible preferred stock outstanding and conversion privileges attached to convertible promissory notes payable. The common share equivalents of these securities have not been included in the calculations of loss per share because such inclusions would have an antidilutive effect as the Company has incurred losses during the years ended December 31, 2021 and 2020.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

q.	Recent Accounting Pronouncements

On January 1, 2021, the Company adopted ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The adoption of ASU 2019-12 did not have a material effect on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-

40)” (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock, and enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance on the basis of feedback from financial statement users. ASU 2020-06 is effective for fiscal years, and interim periods in those fiscal years, beginning after December 15, 2023 (effective January 1, 2024) for smaller reporting companies. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326),” referred to herein as ASU 2016-13, which significantly changes how entities will account for credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. ASU 2016-13 replaces the existing incurred loss model with an expected credit loss model that requires entities to estimate an expected lifetime credit loss on most financial assets and certain other instruments. Under ASU 2016-13 credit impairment is recognized as an allowance for credit losses, rather than as a direct write-down of the amortized cost basis of a financial asset. The impairment allowance is a valuation account deducted from the amortized cost basis of financial assets to present the net amount expected to be collected on the financial asset. Once the new pronouncement is adopted by the Company, the allowance for credit losses must be adjusted for management’s current estimate at each reporting date. The new guidance provides no threshold for recognition of impairment allowance. Therefore, entities must also measure expected credit losses on assets that have a low risk of loss. For instance, trade receivables that are either current or not yet due may not require an allowance reserve under currently generally accepted accounting principles, but under the new standard, the Company will have to estimate an allowance for expected credit losses on trade receivables under ASU 2016-13. ASU 2016-13 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2022for smaller reporting companies. Early adoption is permitted. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - OTHER ACCOUNTS RECEIVABLE

	December 31,
	2021	2020
	In U.S. dollars in thousands

Governmental authorities	7	-
Other receivables	6	-
	13	-

NOTE 4 - PROPERTY AND EQUIPEMENT, NET

	December 31,
	2021	2021
	In U.S. dollars in thousands
Computers
Cost	3	-
Accumulated depreciation	(1)	-
Balance, Net	2	-

Depreciation expense amounted to $1 for the year ended December 31, 2021.

NOTE 5 - INTANGIBLE ASSET

On May 12, 2021, SleepX entered into license agreement with Nexense Technologies USA Inc., (“Nexense”) a related party, which is controlled by Boris Molchadsky, (the “Licensor”) pursuant to which SleepX will receive from the Licensor the rights to use all of the Licensor’s owned intellectual property (the “IP”) for any commercial purposes. Management believes that the IP is not currently ready for private or commercial use and therefore, SleepX will be required to research, develop, apply for patents protection and invest in the IP in order to ready it for commercial use. Any change, improvement, inventive addition, progress, results of research or a new product with respect to the intellectual property rights, will all be owned solely by SleepX.

The payment terms for the license agreement are 3% of the gross profit arising from the sale of the products based on the licensed IP and up to an aggregate amount of $2,000,000. As part of the agreement, SleepX has issued the related party shares equivalent to 40% of SleepX, after dilution.

The IP asset is valued in the financial statements at the cost that Licensor paid to acquire the IP. As of December 31, 2021, the Company has not generated any revenues and accordingly no royalties were incurred and paid.

Cost	$163,000
Accumulated amortization	$(15,000)
$148,000

Amortization expense amounted to $15,000 for the year ended December 31, 2021. The estimated amortization expense over the next 5 years is expected to be $116,000.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - OTHER ACCOUNT PAYABLES

	December 31,
	2021	2020
	In U.S. dollars in thousands

Accrued expenses	13	2
Deferred income	5	-
Government institutions	15	-
Employees and payroll accruals	32	-
	65	2

NOTE 7 - RELATED PARTY BALANCES AND TRANSACTIONS

A.	Loan to related party

During the course of 2021, the Company loaned to Boris Molchadsky an aggregate amount of $136,936. As of the date hereof the loan bears interest at an annual rate of 3.4% and is repayable in full by December 31, 2022.

B.	Short-term loans from related parties

During 2021, SleepX borrowed from Nexense an aggregate amount of $47,623. According to the agreement, the loan shall be repaid in an event that the Company’s profits are sufficient to repay the aggregate loan amount and upon such terms and in such installments as shall be determined by the Board. The loan shall bear interest at an annual rate equal to the minimum rate approved by applicable law in Israel (3.4% in 2021).

During 2020, the minority shareholder of Ta-nooma loaned Ta-nooma $41,082. The loan does not carry any interest expense and the repayment terms have yet to be determined.

C.	Convertible loans related party

On August 22, 2021 Evergreen Venture Partners LLC, owned by Douglas O. McKinnon, former CEO of the company, agreed to advance to the Company up to $265,000 in tranches under the terms of an 18 month unsecured promissory note. Under the terms of the note, which bears interest at a rate of 8% per annum, the investor can convert the note into shares of common stock at 35% discount to the highest daily trading price over the 10 days’ preceding conversion but in any event not less than $0.10 per share. The note contains standard events of default. As of the December 31, 2021, the related party has advanced to the Company $25,000 funds under the Note and there are no assurances if there will be additional. As of December 31, 2021, the fair value as estimated by an independent external evaluation with a WACC of 25% is $31,958.

D.	Balances with related parties

	December 31,
	2021	2020
	In U.S. dollars in thousands
Assets:
Receivables Note 7(a)	137	2

Liabilities:
Employees and payroll accruals	46	-
Short term loan Note 7(b)	89	44
Convertible loan Note 7(c)	32	-

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 - RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

E.	Transactions with related parties

	Year ended December 31,
	2021	2020

	In U.S. dollars in thousands
Expenses:
Salaries and related cost (including stock-based compensation in the amount of $485)	595	-
AppYea’s Management fee participation	(60)	-
Financial income,net	2	-

Both the Chairman and the chief financial officer are directors in the Company and do not receive compensation for their directorship roles. Company’s Bylaws provide that a director or officer shall be indemnified and held harmless by the Corporation, to the fullest extent permitted by the laws of the State of Nevada.

See note 12 regarding salaries agreements.

F.	Purchase of IP and royalties to related party

See Note 5

NOTE 8 - CONVERTIBLE LOANS AND WARRANTS

A. Warrants

During the year of 2017, the Company granted 1,931,819 warrants. As of December 31, 2021 the Warrants were valued at $211,622. The expiry date of the warrants is on October 13, 2022. On November 24, 2021, the Company granted 300,000 warrants valued at $43,270. The expiry date of the warrants is on November 23, 2025. See (b) below (“Investor 2”). In connection with the warrants issued to Investor 2 the Company also issued 8,334 warrants valued at $5,000 to an introducing advisor with the same terms and conditions received by Investor 2.

These warrants are converted with the same cashless exercise formula, in lieu of a cash exercise, equal to the number of Common Shares computed using the following formula: the number of Warrants multiplied with the difference between the market price and the exercise price, on the effective date of conversion, divided by the market price.

As the numbers of shares to be issued for the exercise of the warrants is variable the warrants have been measured at fair value.

In order to calculate the fair value of the warrants, an option pricing model was used. The model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.

As of December 31, 2021, the estimated fair values of the Warrants were measured according to the data as follows:

As of
December 31,
2021
Expected term	0.78 – 3.90 years
Expected average volatility	185.42% – 195.07%
Expected dividend yield	-
Risk-free interest rate	0.3% - 1.1%
Common Stock Market Value	$0.16

The following table summarizes information relating to outstanding and exercisable warrants as of December 31st, 2021:

Warrants Outstanding and Exercisable
Number of Warrants	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Valuation as of December 31, 2021
1,931,819	0.78	$0.1	$211,622
308,334	3.9	$0.6	$48,270

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - CONVERTIBLE LOANS AND WARRANTS (cont.)

B. Convertible loans (Hereinafter: CLA)

During the years of 2017-2021, the Company entered into convertible loan agreement (“CLA”) contracts with several investors as detailed below.

The Convertible Promissory Notes will accrue interest at rates of 5% - 12% per annum, default interest at rates of 12%-24% per annum, which also convertible at the same terms as the loan.

Investor 1

CLA 1 (Issued by the company During March 2019 - January 2021)

The CLA is convertible into shares of the Company’s Common Stock at a per share price equal to the lesser of (i) $0.04, and (ii) the variable conversion price, which is defined as 65% of the lowest daily Volume Weighted Average Price (‘VWAP’) in the twenty (20) Trading Days prior to the Conversion Date. Maturity date for the CLA above is up to May 25th 2022.

The CLA was evaluated at a fair value measurement option as one component because in each scenario the investors will prefer to convert the company shares instead of receiving the loan.

In order to calculate the fair value of the CLA, the independent valuation appraiser used Monte Carlo model and the Company assumptions regarding to the expected conversion date. Using this model and assumptions, the fair value was evaluated for $1,918,376 as a current convertible loan on December 31, 2021.

As of December 31, 2021, the estimated fair values of the Convertible Loan measured as follows:

As of
December 31,
2021
Expected term	1.09 years
Expected average (Monte Carlo) volatility	195.07%
Expected dividend yield	-
Risk-free interest rate	0.7%

CLA 2 (Issued by the Company at the year of 2021)

During the year 2021, the Company entered into a new CLA contract with Investor 1. In exchange to the CLA, the Company received an amount of $250,000. The maturity date of the CLA is May 10, 2023.

The CLA is convertible at a fair value measurement option at a price per share equal to the variable conversion price, which is defined as 60% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - CONVERTIBLE LOANS AND WARRANTS (cont.)

The CLA was evaluated at a fair value measurement option as one component because in each scenario the investors will prefer to convert the company shares instead of receiving the loan.

In order to calculate the fair value of the CLA, the independent valuation appraiser used the Company assumptions regarding the expected conversion date. Using these assumptions, the fair value was evaluated for $318,156 as a long term loan on December 31, 2021.

For the Year ended December 31, 2021, the estimated fair values of the Convertible Loan measured as follows:

As of
December 31,
2021
Expected term	1.87 years
WACC	25%

Investor 2

On November 24, 2021, the Company signed CLA, Warrants and SPA agreements with Investor 2 for an aggregate amount of $500,000. As of December 2021, the Company received an amount of $110,000 out of the aggregate committed amount. The Investor shall remit the balance upon filing of a Registration Statement on Form S-1.

The maturity date of the Note is the earlier of 12 months from the date of each advance or the date the Company closes on a registered public offering.

The Company’s obligations under the CLA are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of November 24, 2021 between it and the Company.

The Convertible Promissory Note will be convertible at a price equal to $0.5. The conversion component was evaluated in separate from the loan.

On November 24, 2021, the investment was evaluated as separate components: Warrants, common shares, Loan (Part of the CLA) and conversion component. First, the independent valuation appraiser evaluated the Warrants and the stocks in Fair Value, and the residual attributed to the CLA components. As of December 31, 2021, Warrants was evaluated at $43,270.

In order to evaluate the CLA components, it was evaluated based on their fair value ratio and then multiplied the residual by the acceptable ratio of each of the CLA components. In addition, as of November 24, 2021 the independent valuation appraiser used Monte Carlo model and Company assumptions regarding to the expected conversion date and the expected return date of the principal amount. Using this model and assumptions, the expected conversion amount was evaluated.

In addition, as of December 31, 2021 the warrants and the loan was evaluated because they identified as liabilities components. The conversion instrument was identified as an equity component, therefore it was evaluated only as of the agreement day.

In order to calculate the fair value of the CLA Loan as of December 31, 2021, the independent valuation appraiser used Company assumptions regarding to the expected conversion date and the expected return date of the principal amount and then capitalized the loan using the company’s WACC for each valuation date.

Using this model and assumptions, the expected conversion amount was evaluated. As of December 31, 2021 the Loan component was evaluated at $111,828 as a short term loan at December 31, 2021.

For the Year ended December 31, 2021, the estimated fair values of the CLA measured as follows:

Year ended
December 31,
2021
Expected term	0.87 years
WACC	25%
Expected date to repay	November 24 ,2022

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - CONVERTIBLE LOANS AND WARRANTS (cont.)

Rest of the investors

During the year of 2021, the Company signed additional CLA with an investor for an amount of $75,000.

The CLA is convertible at a price equal to the variable conversion price, which is defined as 65% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date. The maturity date of the CLA is January 29, 2023.

The CLA was evaluated as one component because in each scenario the investors will prefer to convert the company shares instead to receive the loan.

In order to calculate the fair value of the CLA, the independent valuation appraiser used Company assumptions regarding the expected conversion date. Using Company WACC, the fair value was evaluated for $97,226 as long term convertible loan on December 31, 2021.

As of December 31, 2021, the estimated fair values of the CLA measured as follows:

As of
December 31,
2021
Expected term	1.4 – 1.87 years
WACC	25%

In addition, there is a loan outstanding in the amount of $13,913 at December 31, 2021.

NOTE 9 - STOCKHOLDERS’ EQUITY

A.	Convertible Preferred Stock

Each convertible preferred A share is convertible into 1,500 shares of common stock and may be voted together with the common shares at a rate of 1,000 shares of common stock.

As of December 31, 2021 and 2020, 300,000 shares of the Company’s convertible preferred stock were issued and outstanding. There are 500,000 convertible preferred shares authorized.

On July 2, 2021, Boris Molchadsky, acquired in a private transaction from the former majority shareholder two hundred and twenty-five thousand (225,000) Shares of Series A Preferred Stock of the Company. The acquisition of the Preferred Shares makes Boris Molchadsky the majority shareholder, with the Company’s voting control. As of the result of this transaction, Mr. Molchadsky controls approximately 74% of the total voting power of AppYea Inc. after the reverse merger.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ EQUITY (cont.)

B.	Common Stock

As of December 31, 2021, and 2020, 218,246,326 and 63,109,055 shares of the Company’s common stock were issued and outstanding respectively. There are 10,000,000,000 authorized common shares as of December 31, 2021. The number of preferred and common shares outstanding were retroactively adjusted as a result of a reverse merger and reverse split (see c-e below).

The holder of the shares of Common Stock are entitled to the following rights:

1.	Right to participate and vote in the Company’s general meetings, whether regular or extraordinary. Each share will entitle its holder, when attending and participating in the voting in person or via agent or letter, to one vote;

2.	Right to share in distribution of dividends, whether in cash or in the form of bonus shares; the distribution of assets or any other distribution pro rata to the par value of the shares held by them;

3.	Right to a share in the distribution of the Company’s excess assets upon liquidation on a pro rata basis to the par value of the shares held by them.

C. On March 23, 2022, the Company issued all its stock payable and the shares to the former holders of SleepX, according to the stock exchange agreement, in exchange for their shares. All their shares were issued to IBI Trust Management to be held in trust for them, according to the Israeli tax ruling.

D. During the 1st quarter of 2022 the company issued 10,482,659 of common shares as a result of the note conversions that occurred in the 4th quarter 2021, these shares were recorded in the outstanding shares of the company as of December 31, 2021 as part of the shares regarding the reverse merger.

E. On March 14th the company implemented a reverse Stock Split process of common and preferred shares at a ratio of two hundred (200) to one (1). The reverse split was reflected in this financial statement retroactively.

NOTE 10 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2021	2020
	In U.S. dollars in thousands

Salaries and related costs	(*)528	-
Professional services	67	2
Vehicle expenses	7	-
Rent and building maintenance	5	-
Others	25	-
	632	2

During 2021 $60,000 of the salaries paid by SleepX was allocated towards management fee charged to AppYea.

(*)	includes stock-based compensation of $485,000.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 - COMMITMENT AND CONTINGENCIES

A) On March 15, 2020, SleepX entered into license agreement with B.G Negev Technologies and Applications Ltd. and Mor Research Application Ltd. (the “Licensors”) pursuant to which SleepX is entitled to receive from the Licensors an exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years, to research, develop, manufacture use, market, distribute, offer for sale and sell the licensed products covered in the license agreement (the “Licensed Products”). The payment terms for the license agreement are as follows:

  1. Annual license fee – annual payments as follows:

Year	US$K
1-4	0
5	10
6	20
7	30
8	40
9-15	50

2.	Running royalties – 3% of all net sales received from the licensed products for a period of up to 15 years from initiation of sales in each state using licensed IP.
3.	Sublicense payments –

i.	25% of sublicense income received prior to attainment of all regulatory approval for marketing and sale of the licensed products in the first jurisdiction where the licensed products is intended to be sold.
ii.	15% of sublicense income received after the date recorded in section (a) above, but prior to the first commercial sale of the licensed product.
iii.	10% of sublicense income received after the date recorded in section (b) above.

4.	Milestone payment – payment of $60,000 upon the attainment of regulatory approval from applicable authority in USA or Europe to market and sell the licensed products.
5.	Exit Fee Varies according to its kind upon consummation of the Exit event.

In addition to the payment terms mentioned above, SleepX will reimburse the Licensors for all incurred in the filling, prosecution and maintenance of the licensor’s patents prior to the effective date. The amount of such expenses was $61,757 which were paid and are included in the financial statements.

B) In addition, the Company’s obligations under the CLA with Investor 2 as mentioned above in Note 8, are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of November 24, 2021 between the investor and the Company

NOTE 12 - EMPLOYEE BENEFITS

A.	SleepX’s liability for severance pay is calculated according to Section 14 of the Israeli Severance Compensation Act, 1963 (“Section 14”), pursuant to which Holdings’ severance pay liability to its employees is fully discharged by monthly deposits to pension fund accounts in the employees’ names, at a rate of 8.33% of the employees’ monthly salary. Under Israeli employment law, payments in accordance with Section 14 release from any future severance payment obligations in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of the cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

On July 1st, 2021, SleepX has commenced the employment of 2 employees, the Chief Financial Officer and the Chairman who are both considered related party. Under the agreement with the employees, they are entitled to receive NIS 20,000 ($6,250) monthly salary. In addition, the Chief Financial Officer is entitled to Share-Based Compensation, according to the Company’s Global Share Incentive Plan. For a two-year period ending on June 30, 2023, the Chief Financial Officer is entitled to anti-dilution protection such that he is at all times entitled to options for 4% of the then total outstanding number of shares of common stock, after giving effect to the issuance of the option to him. The determination of options for additional shares to which he is entitled shall be determined on a monthly basis. As of 12.31.2021 the Chief Financial Officer was entitled to 9,093,597 options with valuation of $1,940,385 according to the day of each grant. In the financial statements the company registered $485,096 expense for the period.

B. As of December 31, 2021, the estimated fair values of the options were measured as follows:

	December 31,	July 1st, 2021
	2021	(Grant date)
Expected term	1.5 years	2 years
Expected average volatility	187.7%	187.7%
Expected dividend yield	-	-
Risk-free interest rate	0.3%	0.3%
Common Stock Market Value	$0.16	$0.76

The table below depicts the number of options granted to such employee:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Chief Financial Officer	2,273,399	6,820,198	$0.0001	07.01.2031

For the year ended December 31, 2021 the company recognized $485,096 in expenses related to such options. The expense represents the aggregate grant date fair value for the option awards granted and vested during the fiscal years presented, determined in accordance with FASB ASC Topic 718.

In addition, each of the employees is entitled to a success bonus of 1.5% of any capital raised up to a total raise of $10M and a success bonus of 1.0% of any revenues of the company up to accumulated revenues of $20M.

The salary of the employees shall increase following a successful raise in the following manner:

By NIS 20,000 ($6,250) for an accumulated $500K-$1M raise; additional NIS 10,000 ($3,125) for every additional $1M raise or a year after the commencement date, the earliest of which; the increase shall continue up to a NIS 72,000 ($22,500). AppYea absorbs 50% of the cost of the SleepX employees as management fees.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 13 - TAXES ON INCOME

A.	Taxation under Various Laws

Tax rate applicable to SleepX Ltd. and Ta-nooma Ltd. is 23%.
Federal tax rate applicable to AppYea Inc. is 21%.

B.	Net operating losses carryforward

The net operating losses for SleepX and Ta-nooma as of December 31, 2021 amount to approximately $237,000 and $40,000, respectively. The Company is evaluating the loss carryforward in AppYea as a result of the reverse merger, and therefore currently values them at $0.

C.	Income taxes on foreign subsidiaries

Foreign subsidiaries are taxed according to the tax laws in their respective country of residence. Neither Israeli income taxes, foreign withholding taxes nor deferred income taxes were provided in relation to undistributed earnings of the Company’s foreign subsidiaries. This is because the Company has the intent and ability to reinvest these earnings indefinitely in the foreign subsidiaries and therefore those earnings are continually redeployed in those jurisdictions.

D.	Income tax expenses

Income tax expense for the years ended December 31, 2021 and 2020 are as follows:

December 31,
	2021	2020

Current income tax	-	-
Deferred taxed	-	-
	-	-

E.	Tax Assessments

The Company have not received final tax assessments for income tax purposes since incorporation.

F.	Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year Ended December 31,
	2021	2020
	US Dollars in thousands

Deferred tax assets:
Net operation loss carryforward	64	9

Net deferred tax asset before valuation allowance	64	9
Valuation allowance	(64)	(9)

Net deferred tax asset	-	-

The Company has a valuation allowance against its net deferred tax assets due to the uncertainty of realization of the deferred tax assets due to the operating loss history of the Company. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all of its deferred tax assets will not be realized. The valuation allowance could be reduced or eliminated based on future earnings and future estimates of taxable income.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of this report.

A.	On February 1st, 2022, Neil Kline was appointed to the Company’s board of directors. The Company granted Mr. Kline an option to purchase up to 500,000 shares of the Company’s common stock. Upon grant, the Options shall vest as follows: (i) 50% following 12 months from effective date and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ended April 30, 2023. The Option shall be exercisable at a per share exercise price of $0.0001 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between her and the Company.

B.	See Note 9 C-E.

C.	On April 21, 2022, the Company amended its certificate of incorporations to decrease the number of authorized shares of common stock that it may issue from time to time, from 10,000,000,000 to 900,000,000 shares.

D.	On May 4, 2022, the Company received notice that Todd Violette is resigning from his role as Chief Executive Officer of the Company to pursue personal interests, effective immediately.

E.	On May 9, 2022, the company received the balance of $390,000 from Leonite. Upon receipt of the balance of the committed amount, we issued to Leonite an additional 200,000 shares of our common stock and 300,000 warrants to purchase additional shares of our common stock at a per share exercise price of $0.6.

F.	On May 25, 2022, the company signed a 6 month consulting agreement with Guerilla capital, a Canadian company, for the services of investors market perception, identifying capital market solutions, marketing and news dissemination. On June 2nd, 2022, the company was issued 2,484,472 shares for its services.

G.	On June 1, 2022, the company signed a consulting agreement with GPIS LTD, an Israeli company controlled by Boris Molchadsky, for the services of S-1 filing consultation, management services and US development of company operations. The fee for its services is $182,000, paid in 4 installments.

APPYEA INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2022

APPYEA INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2022

APPYEA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

		June 30,	December 31,
		2022	2021
	Note	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents		189	206
Other accounts receivables		22	13
Loan to a Related party	3A	137	137
Total current assets		348	356

Non-current assets
Property and equipment, net		2	2
Intangible assets, net		136	148
Total non-current asset		138	150

Total assets		486	506

LIABILITIES AND DEFICIENCY
Current liabilities
Trade payables		56	30
Other accounts payable		170	65
Short-term loans from related party	3B	89	89
Short-term Convertible loans related party	3C	24	32
Short-term loans	4B	528	112
Short-term Convertible loans	4B	1,357	1,933
Short-term Warrants liability	4A	131	260
Total current liabilities		2,355	2,521

Non-current liabilities
Long-term Convertible loans	4B	-	415
		-	415

Total liabilities		2,355	2,936

DEFICIENCY AppYea Inc. Stockholders’ Deficiency:
Convertible preferred stock, $0.0001 par value		-	-
Common stock, $0.0001 par value		21	21
Shares to be issued	5I	28	-
Additional Paid in Capital		1,356	768
Accumulated deficit		(3,260)	(3,205)
Total AppYea Inc. stockholders’ deficiency		(1,855)	(2,416)
Non-controlling interests		(14)	(14)

Total Deficiency		(1,869)	(2,430)

Total liabilities and deficiency		486	506

APPYEA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	For the period of three months ended June 30,		For the period of six months ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited

Research and development expenses	17	6	42	66
Sales and marketing	3	-	11	1
General and administrative expenses	632	7	1,079	30

Operating loss	(652)	(13)	(1,132)	(97)

Change in fair value of convertible loans and warrant liability	(125)	-	1,123	-
Financial income (expenses), net	(30)	-	(46)	(1)
Loss before income tax benefit	(807)	(13)	(55)	(98)

Income tax benefit	-	-	-	-

Consolidated loss	(807)	(13)	(55)	(98)

Non-controlling interests	-	-	-	-

Loss attributable to AppYea Inc.	(807)	((13	(55)	(98)
Loss per Common Share
Basic	(0.003)	-	-	(0.001)
Diluted	(0.003)	-	-	(0.001)
Weighted Average number of Common Shares Outstanding *) basic and diluted	219,074,483	108,940,492	218,660,405	96,497,597

APPYEA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIENCY

(U.S. dollars in thousands except share data)

	Preferred Stock		Common Stock		Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	issued	Capital	Deficit	Total	interests	Deficiency
	Unaudited
Balance as of January 1, 2022	300,000		218,246,326	21		768	(3,205)	(2,416)	(14)	(2,430)

Issuance of shares to service providers	-	-	2,484,472	-		80	-	80	-	80
Shares to be issued	-	-	-	-	28		-	28	-	28
Share based compensation	-	-	-	-		508	-	508	-	508
Net loss	-	-	-	-		-	(55)	(55)	-	(55)

Balance as of June 30, 2022	300,000	-	220,730,798	21	28	1,356	(3,260)	(1,855)	(14)	(1869)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	Capital	Deficit	Total	interests	Deficiency
	Unaudited
Balance as of January 1, 2021	225,000	-	63,109,055	6	(5)	(26)	(25)	(12)	(37)

Issuance of shares	-	-	45,690,956	4	295	-	299	-	299
Adjusting the amount of shares in light of issuance of Appyea shares*)	-	-	17,145,986	-	-	-	0	-	-

Net loss	-	-	-	-	-	(98)	(98)	-	(98)

Balance as of June 30, 2021	225,000	-	125,945,997	10	290	(123)	177	(12)	165

*)	The number of preferred and common shares outstanding were retroactively adjusted as a result of a reverse merger and reverse split. See Note 1.

APPYEA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIENCY

(U.S. dollars in thousands except share data)

	Preferred Stock		Common Stock		Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	issued	Capital	Deficit	Total	interests	Deficiency
	Unaudited
Balance as of April 1, 2022	300,000		218,246,326	21	-	1,020	(2,453)	(1,412)	(14)	(1,426)

Issuance of shares to service providers	-	-	2,484,472	-		80	-	80	-	80
Shares to be issued	-	-	-	-	28		-	28	-	28
Share based compensation	-	-	-	-		256	-	256	-	256
Net loss	-	-	-	-		-	(807)	(807)	-	(807)

Balance as of June 30, 2022	300,000	-	220,730,798	21	28	1,356	(3,260)	(1,855)	(14)	(1869)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	Capital	Deficit	Total	interests	Deficiency
	Unaudited
Balance as of April 1, 2021	225,000	-	74,929,483	6	76	(110)	(28)	(12)	(40)

Issuance of shares	-	-	43,482,139	4	214	-	218	-	218
Adjusting the amount of shares in light of issuance of Appyea shares*)	-	-	7,534,375	-	-	-	-	-	0

Net loss	-	-	-	-	-	(13)	(13)	-	(13)

Balance as of June 30, 2021	225,000	-	125,945,997	10	290	(123)	177	(12)	165

*)	The number of preferred and common shares outstanding were retroactively adjusted as a result of a reverse merger and reverse split, See Note 1.

APPYEA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For The six Months Ended
	June 30,
	2022	2021
	Unaudited
Cash flows from operating activities:
Consolidated net loss	(55)	(98)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12	-
Share based compensation	603	-
Change in fair value of convertible loans and warrant liability and financial expenses	(1,077)	1
Changes in operating assets and liabilities:
Other current assets	(9)	(20)
Accounts payable	124	25

Net cash used in operating activities	(402)	(92)
Cash flows from investing activities:
Purchase of property and equipment	-	(3)
Net cash used in investing activities	-	(3)

Cash flows from financing activities:
Issuance of shares of Common Stock	-	131
Proceeds on account of shares (shares to be issued)	13	-
Convertible Note received	368	-
Issuance of warrants measured at FV	9	-

Net cash provided by financing activities	390	131

Effect of foreign exchange on cash and cash equivalents	(5)	(3)
Change in cash and cash equivalents	(17)	33
Cash and cash equivalents at beginning of period	206	11

Cash and cash equivalents at end of period	189	44

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -GENERAL

AppYea, Inc. (“AppYea”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and no operating history. On November 1, 2021 the Company was redomiciled in the State of Nevada.

The Company’s common stock is traded on the OTC Markets, pink tier, under the symbol “APYP”.

Reverse merger

In anticipation of the reverse merger described below, on July 2, 2021, Boris Molchadsky a majority shareholder of the Company, acquired in a private transaction from the former majority shareholder two hundred and twenty-five thousand (225,000) Shares of Series A Preferred Stock of the Company. The Series A Preferred Shares have the right to vote at 1,000 to 1 as shares of common stock and are convertible at a rate of 1,500 to 1 as shares of common stock of the Company. The acquisition of the Preferred Shares provided Boris Molchadsky control of a majority of the Company’s voting equity capital.

On August 2, 2021, the Company entered into a stock exchange agreement with SleepX Ltd., a company formed under the laws of the State of Israel (“SleepX”) and controlled by the majority shareholder of AppYea, Pursuant to the agreement, the outstanding equity capital consisting of 1,724 common shares of SleepX was exchanged for 174,595,634 shares of common stock of the Company, based on the agreement that determined that to SleepX shareholders will be issued common shares in the amount that will result in them holding 80% of the common shares issued of AppYea. The agreement was subject to certain terms before the agreement could be closed. On December 31, 2021, the agreement was consummated as the terms of the agreement were fulfilled; As a result, SleepX became a wholly owned subsidiary of the Company. The issuance of the shares to SleepX shareholders, due to administrative matters, was completed in March 2022 after the Company completed a reverse stock split.

As of the result of the transactions mentioned above, Mr. Molchadsky controls approximately 74% of the total voting power of AppYea.

SleepX is an Israeli research and development company that has developed a unique product for monitoring and treating sleep apnea and snoring. The technology is protected by several international patents and, subject to raising working capital, of which no assurance can be provided, the Company plans to start serial production in 2022. The Company will focus on further development and commercialization of the products. Its strategy will include continued investment in research and development and new initiatives in sales and marketing.

SleepX has incorporated, together with an unrelated third party, a privately held company under the laws of the State of Israel named Ta-nooma Ltd. (“Ta-nooma”). Ta-nooma has developed sleeping monitoring technology for which patent applications were filed and has no revenue from operation. Since its incorporation and as of the financial statements date, SleepX holds 73.8% of the voting interest of Ta-nooma.

In addition to SleepX, the Company has four wholly owned subsidiaries with no active operations.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -GENERAL (cont.)

Accounting treatment of Acquisition

AppYea did not have an operation as of the date of the transactions and the Acquisition was accounted for as a reverse merger. The entity that issues securities (the legal acquirer or-AppYea) is identified as the acquiree for accounting purposes. The entity whose interests are acquired (SleepX.) is the acquirer for accounting purposes. Since SleepX is considered the accounting acquirer, these consolidated financial statements are prepared as a continuation of the operations of SleepX, except for the legal capital which is of AppYea.

The legal capital of AppYea in the financial statements is restated using the exchange ratio established in the stock exchange agreement to reflect the number of shares of the legal acquirer issued in the reverse merger.

Financial position

The financial statements are presented on a going concern basis. The Company has not yet generated any material revenues, has suffered recurring losses from operations and is dependent upon external sources for financing its operations. As of June 30, 2022, and December 31, 2021, the Company has an accumulated deficit of $3,260,000 and $3,205,000, respectively. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to continue to finance its operating activities by raising capital. There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for its long-term research and development activities on commercially reasonable terms or at all. If the Company will not have sufficient liquidity resources, the Company may not be able to continue the development of its product candidates or may be required to implement cost reduction measures and may be required to delay part of its development programs.

The financial statements do not include any adjustments for the values of assets and liabilities and their classification that may be necessary in the event that the Company is no longer able to continue its operations as a “going concern”.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

The interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The interim financial statements do not include a full disclosure as required in annual financial statements and should be read with the annual financial statements of the Company as of December 31, 2021. The accounting policies implemented in the interim financial statements is consistent with the accounting policies implemented in the annual financial statements as of December 31, 2021, except of the following accounting pronouncement adopted by the company.

Recently Issued Accounting Pronouncements, adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (cont.)

with applying GAAP for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stocks, and enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance on the basis of feedback from financial statement users. ASU 2020-06 is effective for fiscal years, and interim periods in those fiscal years, beginning after December 15, 2023 (effective January 1, 2024) for smaller reporting companies. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

Use of Estimates in Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP accounting principles requires management to make estimates and assumptions. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -RELATED PARTY BALANCES AND TRANSACTIONS

A. Loan to related party

During 2021 and 2022, the Company borrowed to Mr. Boris Molchadsky (chairman and control person of the company) an aggregate amount of $181,936, which bears an annual interest rate of 3.4% and is repayable in full by August 2, 2022.

As of June 30, 2022, the loan’s balance is $135,334.

B. Short-term loans from related parties

During 2021, SleepX borrowed from Nexense Technologies LTD, principle stockholder, an aggregate amount of $47,623. According to the agreement, the loan shall be repaid in an event that the Company’s profits are sufficient to repay the aggregate loan amount and upon such terms and in such installments as shall be determined by the Board. The loan shall bear interest at an annual rate equal to the minimum rate approved by applicable law in Israel (3.4% in 2021).

During 2020, the minority shareholder of Ta-nooma loaned Ta-nooma $41,082. The loan does not carry any interest expense and the repayment terms have yet to be determined.

C. Convertible loans related party

On August 22, 2021 Evergreen Venture Partners LLC, owned by Douglas O. McKinnon, principle stockholder of the Company, agreed to advance to the Company up to $265,000 in tranches under the terms of an 18 month unsecured promissory note. Under the terms of the note, which bears interest at a rate of 8% per annum, the note holder can convert the note into shares of common stock at 35% discount to the highest daily trading price over the 10 days’ preceding conversion but in any event not less than $0.10 per share. The note contains standard events of default. As of the June 30, 2022, the related party has advanced to the Company $25,000 funds under the Note and there are no assurances if there will be additional loans. As of June 30, 2022, the fair value as estimated by an independent external evaluation with a WACC of 28% is $24,277.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 -RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

D. Balances with related parties

	June 30, 2022	December 31, 2021
	In U.S. dollars in thousands
Assets:
Receivables	127	137

Liabilities:
Employees and payroll accruals	70	46
Short term loan	89	89
Convertible loan	24	32

E. Transactions with related parties

	Six months ended June 30,
	2022	2021

	In U.S. dollars in thousands
Expenses:
Management fee to the Company’s CEO *)	35	-
Salaries and related cost (including share-based compensation in the amount of $487,000)	593	-

*)	During the second quarter, 2022, the salary of the Company’s CEO is currently being paid as a management fee to GPIS Ltd., a related company, wholly-owned by the CEO.

F. On June 1, 2022, the Company signed a consulting agreement with GPIS LTD, an Israeli company controlled by Boris Molchadsky, for the services of S-1 filing consultation, management services and US development of company operations. The fee for its services is approximately $140,000, which will be paid in 3 installments.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -CONVERTIBLE LOANS AND WARRANTS

A. Warrants

During the year of 2017, the Company granted 1,931,819 warrants. As of June 30, 2022, the Warrants were valued at $101,532. The expiry date of the warrants is on October 13, 2022.

On November 24, 2021, the Company granted 300,000 warrants valued at $43,270. The expiry date of the warrants is on November 23, 2025, see (b) below (“Investor 2”). In connection with the warrants issued to Investor 2, the Company also issued 8,334 warrants valued at $5,000 to an introducing advisor with the same terms and conditions received by Investor 2. As of June 30, 2022, the total valuation of both of these warrants is valued at $13,586.

On May 9, 2022, the Company granted an additional 300,000 warrants  to Investor 2 (the “second tranche”) as defined in the agreement, see (b) below. In connection with the warrants issued to Investor 2, the Company also issued 32,500 warrants valued at $1,542 to an introducing advisor with the same terms and conditions received by Investor 2. As of June 30, 2022, the total valuation of both of these warrants is valued at $15,773.

These warrants are converted with the same cashless exercise formula, in lieu of a cash exercise, equal to the number of Common Shares computed using the following formula: the number of Warrants multiplied with the difference between the market price and the exercise price, on the effective date of conversion, divided by the market price. As the numbers of shares to be issued for the exercise of the warrants is variable the warrants have been measured at fair value.

In order to calculate the fair value of the warrants, an option pricing model was used. The model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.

As of June 30, 2022, the estimated fair values of the Warrants were measured according to the data as follows:

As of June 30, 2022
Expected term	0.29 – 3.86 years
Expected average volatility	167%
Expected dividend yield	-
Risk-free interest rate	1.84% - 3%
Common Stock Market Value	$0.044-$0.05

The following table summarizes information relating to outstanding and exercisable warrants as of June 30, 2022:

Warrants Outstanding and Exercisable
Number of	Weighted Average Remaining Contractual life	Weighted Average	Valuation as of
Warrants	(in years)	Exercise Price	June 30, 2022	Level
1,931,819	0.29	$0.011	$101,531	3
308,334	3.41	$0.6	$13,585	2
32,500	3.86	$0.6	$1,542	2
300,000	3.86	$0.6	$14,231	2

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -CONVERTIBLE LOANS AND WARRANTS (cont.)

B. Convertible loans (Hereinafter: CLA)

During the years of 2017-2021, the Company entered into convertible loan agreement (“CLA “) with several investors as detailed below.

The Convertible Promissory Notes accrue interest at rates of 5% - 12% per annum, default interest at rates of 12%-24% per annum, which also convertible at the same terms as the respective loans.

Investor 1

CLA 1 (Issued by the company During March 2019 - January 2021)

The CLA is convertible into shares of the Company’s Common Stock at a per share price equal to the lesser of (i) $0.04, and (ii) the variable conversion price, which is defined as 65% of the lowest daily Volume Weighted Average Price (‘VWAP’) in the twenty (20) Trading Days prior to the Conversion Date. Maturity date for the CLA above is up to December 31, 2022.

The CLA was evaluated at a fair value measurement option as one component because in each scenario the investors will prefer to convert the company shares instead of receiving the loan.

In order to calculate the fair value of the CLA, the independent valuation appraiser used Monte Carlo model and the Company assumptions regarding to the expected conversion date. Using this model and assumptions, the fair value was evaluated for $939,211 as a current convertible loan on June 30, 2022.

As of June 30, 2022, the estimated fair values of the Convertible Loan measured as follows:

As of June 30, 2022
Expected term	0.51 years
Expected average (Monte Carlo) volatility	167%
Expected dividend yield	-
Risk-free interest rate	2.5%

CLA 2 (Issued by the Company at the year of 2021)

During the year 2021, the Company entered into a new CLA contract with Investor 1. In exchange to the CLA, the Company received an amount of $250,000. The maturity date of the CLA is May 10, 2023.

The CLA is convertible at a fair value measurement option at a price per share equal to the variable conversion price, which is defined as 60% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date.

The CLA was evaluated at a fair value measurement option as one component because in each scenario the investors will prefer to convert the company shares instead of receiving the loan.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -CONVERTIBLE LOANS AND WARRANTS (cont.)

In order to calculate the fair value of the CLA, the independent valuation appraiser used the Company assumptions regarding the expected conversion date. Using these assumptions, the fair value was evaluated for $343,956 as long term loan on June 30, 2022.

For the period ended June 30, 2022, the estimated fair values of the Convertible Loan measured as follows:

As of June 30, 2022
Expected term	1.16 years
WACC	25%

Investor 2

On November 24, 2021, the Company signed CLA, Warrants and SPA agreements with Investor 2 for an aggregate amount of $500,000. As of December 2021, the Company received an amount of $110,000 out of the aggregate committed amount. The Investor shall remit the balance upon filing of a Registration Statement on Form S-1.

On May 9, 2022, the Company received the rest of the investment, the second tranche, an amount of $390,000.

The maturity date of the Note is the earlier of 12 months from the date of each advance or the date the Company closes on a registered public offering.

The Company’s obligations under the CLA are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of November 24, 2021, between it and the Company. The Convertible Promissory Note will be convertible at a price equal to $0.5. The conversion component was evaluated in separate from the loan.

On November 24, 2021, and May 5, 2022, both investments, were evaluated as separate components: Warrants, common shares, Loan (Part of the CLA) and conversion component. First, the independent valuation appraiser evaluated the Warrants and the stocks in Fair Value, and the residual attributed to the CLA components. As of June 30, 2022, Warrants was evaluated at $27,449.

In order to evaluate the CLA components, it was evaluated based on their fair value ratio and then multiplied the residual by the acceptable ratio of each of the CLA components. In addition, the independent valuation appraiser used Monte Carlo model and Company assumptions regarding to the expected conversion date and the expected return date of the principal amount. Using this model and assumptions, the expected conversion amount was evaluated.

In addition, as of June 30, 2022, the warrants and the loan were identified as liabilities components. The conversion instrument was identified as an equity component; therefore it was evaluated only as of the agreement day. In order to calculate the fair value of the CLA Loan as of June 30, 2022, the independent valuation appraiser used Company assumptions regarding to the expected conversion date and the expected return date of the principal amount and then capitalized the loan using the company’s WACC for each valuation date.

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -CONVERTIBLE LOANS AND WARRANTS (cont.)

Using this model and assumptions, the expected conversion amount was evaluated. As of June 30, 2022 the Loans component were evaluated (the first and second tranches) at $527,527 and were classified as short term loan.

As of June 30, 2022, the estimated fair values of the CLA measured as follows:

As of June 30, 2022
Expected term	1 year
WACC	28%
Expected date to repay	November 24 ,2022

Rest of the investors

During the year of 2021, the Company signed additional CLA with an investor for an amount of $75,000.

The CLA is convertible at a price equal to the variable conversion price, which is defined as 65% of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date. The maturity date of the CLA is January 29, 2023.

The CLA was evaluated as one component because in each scenario the investors will prefer to convert the company shares instead to receive the loan.

In order to calculate the fair value of the CLA, the independent valuation appraiser used Company assumptions regarding the expected conversion date. Using Company WACC, the fair value was evaluated for $73,887 as long term convertible loan on June 30, 2022.

As of June 30, 2022, the estimated fair values of the CLA measured as follows:

As of June 30, 2022
Expected term	1.34 – 1.41 years
WACC	28%

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -SIGNIFICANT EVENTS DURING THE PERIOD

A.	On January 1, 2022, Amir Geva was appointed to the Company’s advisory board. The Company granted Mr. Geva an option to purchase up to 500,000 shares of the Company’s common stock. Upon grant, the Options shall vest as follows: (i) 50% following 12 months from effective date and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ended March 30, 2023. The Option shall be exercisable at a per share exercise price of $0.01 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between her and the Company. For the six months ended June 30, 2022, the Company recognized an expense in the total amount of $12,490.

B.	On February 1, 2022, Neil Kline was appointed to the Company’s board of directors. The Company granted Mr. Kline an option to purchase up to 500,000 shares of the Company’s common stock. Upon grant, the Options shall vest as follows: (i) 50% following 12 months from effective date and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ended April 30, 2023. The Option shall be exercisable at a per share exercise price of $0.0001 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between her and the Company. For the six months ended June 30, 2022, the Company recognized an expense in the total amount of $8,333.

C.	On May 4, 2022, the Company received notice that Todd Violette is resigning from his role as Chief Executive Officer of the Company to pursue personal interests, effective immediately. The Company nominated Mr. Boris Molchadsky, the company chairman, as Chief Executive Officer of the Company.

D.	On May 9, 2022, the Company received the balance of $390,000 from Leonite. Subsequent the reporting period, the Company issued to Leonite an additional 200,000 shares of our common stock and 300,000 warrants to purchase additional common stock at an exercise price of $0.6, per share. See Note 4.

E.	On May 10, 2022 , the Company filed an S-1 registration statement and its audited financials.

F.	On May 25, 2022, the Company signed a 6-month consulting agreement with Guerilla Capital, a Canadian company, for the services of investors market perception, identifying capital market solutions, marketing and news dissemination. On June 2, 2022, Guerilla capital was issued 2,484,472 shares for its services, valued at $80,000.

G.	On June 6, 2022, the Company uploaded its first version of the SleepX App to the Google Play Store.

H.	On April 21, 2022, the Company amended its certificate of incorporation to decrease the number of authorized shares of common stock that it may issue from time to time, from 10,000,000,000 to 900,000,000 shares.

I.	The Company registered an accumulated 396,652 common shares, in total value of $15,000, in Shares to be issued to her development provider as part of his compensation during the period.

NOTE 6 -SUBSEQUENT EVENTS

A.	On July 12, 2022, the Company issued 200,000 shares of our common stock to Leonite (see note 5D).

B.	On August 1, 2022, the board of the Company approved prolonging the agreement with GPIS and adding $42,000 to its compensation. In addition, the board agreed to extend the life term of all warrants issued to employees to ten years from day of issuance.

C.	On July 22, 2022, the Company filed an application to the OTC Markets Group for being listed on the OTCQB tier.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee filing fee.

Amount to be
Item	paid
SEC registration fee	$400
Legal fees and expenses	$30,000
Accounting fees and expenses	$55,500
Miscellaneous expenses	5,000
Total	$90,900

Item 14. Indemnification of Directors and Officers

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities we have sold during the last three years which were not registered under the Securities Act.

None of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D or Regulation S promulgated thereunder. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment.

(i) Upon the closing of the acquisition of SleepX, we issued 174,595,634 shares of our common stock to eight former stockholders of SleepX Ltd. in exchange for all of the outstanding shares of SleepX’s capital stock.

(ii) During January 2022 we issued 10,482,659 of common shares as a result of the note conversions that occurred in the 4th quarter 2021.

(iii) In February 2022, we issued to a newly appointed director an option to purchase up to 500,000 shares of the Company’s common stock. Upon grant, the Options shall vest as follows: (i) 50% following 12 months from effective date and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ended April 30, 2023. The Option shall be exercisable at a per share exercise price of $0.0001

The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

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Item 16. Exhibits and Financial Statement Schedules

3.1*	Amended and Restated Articles of Incorporation of the Company
3.2*	Bylaws of the Company
4.1*	Specimen of Stock Certificate
4.2*	Senior Secured Promissory Note issued on November 24, 2022 by Appyea, Inc. to Leonite Fund I LP
5.1	Opinion of Aboudi Legal Group PLLC
10.1*	Agreement dated November 23, 2021betweeh SleepX Ltd. and Pinter Software Systems Ltd.
10.2*	Securities Purchase Agreement dated as of November 24, 2021 between Leonite Fund I LP and Appyea, Inc.
10.3*	Pledge and Security Agreement dated as of November 24, 2021 between Leonite Fund I LP and Appyea, Inc.
10.4*+	Employment Agreement dated July 1, 2021 between Boris Molchadsky and SleepX Ltd.
10.5*+	Employment Agreement dated July 1, 2021 between Asaf Porat and SleepX Ltd.
10.6*+	Employment Agreement dated February 5, 2020 between Todd Violette and AppYea, Inc.
10.7*	License Agreement dated March 15, 2020 among SleepX Ltd. BG Negev Technologies and Applications Ltd. and Mor Research Applications Ltd.
10.8*	First Amendment dated May 1, 2022 to License Agreement dated March 15, 2020 among SleepX Ltd. BG Negev Technologies and Applications Ltd. and Mor Research Applications Ltd
10.9+*	Service Agreement dated June 1, 2022 between AppYea, Inc. and GPIS Ltd.
23.1	Consent of Barzilay & Co
23.2	Consent of Aboudi Group PLLC (included in Exhibit 5.1)
107*	Filing Fee Table
101	Interactive Data Files

+ Management Agreement

* Previously filed

** to be filed by amendment

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Item 17. Undertakings

The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gan Yavne, Israel on September 19, 2022.

APPYEA, INC.

Date: September 19, 2022	By:	/s/ Boris Molchadsky
Boris Molchadsky
Chief Executive Officer (Principal Executive Officer)

Date: September 19, 2022	By:	/s/ Asaf Porat
Asaf Porat
Chief Financial Officer, (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Boris Molchadsky	Chairman of the Board, Director (Principal Executive Officer)	September 19, 2022
Boris Molchadsky

/s/ Asaf Porat	Chief Financial Officer, (Principal Financial and Accounting Officer), Director	September 19, 2022
Asaf Porat

/s/ Neil Kline	Director	September 19, 2022
Neil Kline

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